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                                                                  Exhibit 10.17



                      AGREEMENT AND PLAN OF REORGANIZATION


         THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement"), dated as of April 28, 1995 (the "Signing Date"), is among Diamond Electronics, Inc., an Ohio corporation ("Diamond"), the shareholders of Diamond signing this Agreement (the "Signing Shareholders"), Ultrak, Inc., a Colorado corporation ("Ultrak"), and Diamond Purchasing Corp., a Texas corporation and wholly-owned subsidiary of Ultrak ("Newco").

                              W I T N E S S E T H:

         Recitals. The Boards of Directors of Diamond, Ultrak, and Newco deem it advisable and in the best interests of their respective shareholders that a merger (the "Merger") is consummated whereby Newco is merged with and into Diamond pursuant to a reorganization hereafter provided for. Diamond, the Signing Shareholders, Ultrak, and Newco desire to set forth the terms and conditions upon which they are willing to consummate the Merger. Ultrak, as the sole shareholder of Newco, has approved the terms of the Merger and the execution, delivery, and performance of this Agreement. The Signing Shareholders constitute the Board of Directors of Diamond.

         NOW, THEREFORE, in consideration of the foregoing and the agreements, provisions, and covenants in this Agreement, and for other consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:


                             ARTICLE I:  THE MERGER

         1.01. The Merger. Upon the performance of all covenants and obligations of the parties contained herein and upon the fulfillment (or waiver) of all conditions to the obligations of the parties contained herein, on the Effective Date (as hereinafter defined) and pursuant to the provisions of the Texas Business Corporation Act (the "Texas Act") and the Ohio General Corporation Law (the "Ohio Act"), Newco will be merged with and into Diamond, which will be the surviving corporation (the "Surviving Corporation"), in accordance with Articles of Merger to be filed in Texas and the Certificate of Merger to be filed in Ohio in the forms attached hereto as Exhibits 1.01(a) and 1.01(b), respectively (collectively, the "Certificates of Merger"). As used in this Agreement, the "Effective Date" shall mean such date as agreed upon by Diamond, Newco, and Ultrak, on which the Certificates of Merger shall be filed in accordance with the Texas Act and the Ohio Act, and the date the Merger will become effective in accordance with the terms of the Certificates of Merger.
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         1.02.  Effect on Stock.  As a result of the Merger, on the Effective
Date and without any action on the part of Diamond, Ultrak, or Newco, or any holder of any of the following securities, the following will occur:

                 (a) Except as provided in Sections 1.04 and 1.10 hereof, each share of Common Stock, no par value per share, of Diamond ("Diamond Common Stock" ) issued and outstanding immediately prior to the Effective Date will cease to be outstanding and will be converted into the right to receive such number of fully paid and nonassessable shares of Common Stock, no par value per share, of Ultrak (the "Ultrak Common Stock") as is equal to the quotient of (i) 600,000 divided by
         (ii) the total number of issued and outstanding shares of Diamond Common Stock as of the Effective Date. If all shares of Diamond Common Stock issued and outstanding on the Effective Date are converted into shares of Ultrak Common Stock, then the maximum number of shares of Ultrak Common Stock that will be issued under this Subsection 1.02(a) will be 600,000.

                 (b) Any shares of Diamond Common Stock held in the treasury of Diamond will be cancelled and retired and cease to exist. No cash, securities, or other consideration will be paid or delivered in exchange for such treasury shares, under this Agreement.

                 (c) Each share of Common Stock, no par value, of Newco ("Newco Common Stock") issued and outstanding immediately prior to the Effective Date will cease to be outstanding and will be converted into the right to receive one share of Common Stock, no par value, of the Surviving Corporation.

         1.03.  Adjustments.

                 (a) If the average closing price of Ultrak Common Stock as reported for the National Association of Securities Dealers Automated Quotations System ("NASDAQ") in the Wall Street Journal, Southwest Edition, for each of the ten (10) trading days ending on the first trading day (the "First Adjustment Date") that is six (6) months from the Effective Date is less than $7.00, then Ultrak shall issue an additional 50,000 shares of Ultrak Common Stock to the shareholders of Diamond as of the Effective Date (the "Effective Date Shareholders"), and each of the Effective Date Shareholders will receive one share of Ultrak Common Stock for every twelve (12) shares of Ultrak Common Stock received pursuant to Subsection 1.02(a).

                 (b) If the average closing price of Ultrak Common Stock as reported for NASDAQ in the Wall Street Journal, Southwest Edition, for each of the ten (10) trading days ending on the first trading day (the "Second Adjustment Date") (the First Adjustment Date and the Second Adjustment Date are sometimes collectively





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referred to herein as the "Adjustment Dates") that is twelve (12) months from the Effective Date is less than $8.00, then Ultrak shall issue an additional 50,000 shares of Ultrak Common Stock to the Effective Date Shareholders, and each of the Effective Date Shareholders will receive one share of Ultrak Common Stock for every twelve (12) shares of Ultrak Common Stock received pursuant to Subsection 1.02(a).

                 (c) In the event of any change in the outstanding Ultrak Common Stock by reason of stock dividends, stock splits, share combinations, mergers, recapitalizations, exchanges of shares or the like, between the Signing Date and an Adjustment Date, then the type of shares subject to issuance on such Adjustment Date and the price of the Ultrak Common Stock that determines whether any additional shares are issued on such Adjustment Date, shall be adjusted appropriately.

                 (d) The right to receive any additional shares of Ultrak Common Stock pursuant to this Section 1.03 is a personal right of the Effective Date Shareholders and they may not transfer or assign all or any portion of their right to receive additional shares of Ultrak Common Stock. No person or entity, other than the Effective Date Shareholders, shall have the right to receive any additional shares of Ultrak Common Stock pursuant to this Section 1.03.

         1.04. Diamond Common Stock Subject to Cash Out. Notwithstanding anything to the contrary contained in this Agreement, any Shareholder (as hereinafter defined) who would otherwise receive ten (10) or fewer shares of Ultrak Common Stock shall receive the Diamond Price (as defined in the following sentence) per share of Diamond Common Stock and shall not have the right to receive shares of Ultrak Common Stock. The Diamond Price shall equal the product of (i) the average closing price of Ultrak Common Stock as reported for NASDAQ in the Wall Street Journal, Southwest Edition, for each of the ten
(10) trading days ending on the trading day which is five (5) days prior to the Effective Date multiplied by the (ii) Conversion Factor.

         1.05.  Exchange and Cancellation of Certificates.

         (a) Ultrak shall authorize Securities Transfer Corp. to serve as exchange agent hereunder (the "Exchange Agent"). Promptly after the Effective Date, Ultrak shall deposit or shall cause to be deposited in trust with the Exchange Agent certificates representing the number of whole shares of Ultrak Common Stock to which the holders of Diamond Common Stock (other than holders of Dissenting Shares and the holders of shares subject to Section 1.04) are entitled pursuant to this Article I, together with cash sufficient to pay for
(i) fractional shares then known to Ultrak and (ii) shares subject to Section
1.04 (such cash amounts and certificates being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions





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received from Ultrak, deliver the number of shares of Ultrak Common Stock and pay the amounts of cash provided for in this Article I out of the Exchange Fund. Additional amounts of cash, if any, needed from time to time by the Exchange Agent to make payments for fractional shares and/or shares subject to
Section 1.04 shall be provided by Ultrak and shall become part of the Exchange Fund. The Exchange Fund shall not be used for any other purpose, except as provided in this Agreement, or as otherwise agreed to by Ultrak, Newco, and Diamond prior to the Effective Date.

         (b) As soon as practicable after the Effective Date, the Exchange Agent shall mail and otherwise make available to each record holder (other than holders of Dissenting Shares) who, as of the Effective Date, was a holder of an outstanding certificate or certificates which immediately prior to the Effective Date represented shares of Diamond Common Stock (the "Certificates"), a form of letter of transmittal and instructions for use in effecting the surrender of the Certificates for payment therefor and conversion thereof, which letter of transmittal shall comply with all applicable rules of the NASDAQ. Delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and the form of letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (i) one or more certificates as requested by the holder (properly issued, executed, and countersigned, as appropriate) representing that number of whole shares of Ultrak Common Stock to which such holder of Diamond Common Stock shall have become entitled pursuant to the provisions of this Article I, (ii) as to any fractional share, a check representing the cash consideration to which such holder shall have become entitled pursuant to Section 1.08, and the Certificates so surrendered shall forthwith be cancelled, and (iii) as to any shares to be cashed out pursuant to Section 1.04, a check representing the cash consideration to which such holder shall have become entitled pursuant to
Section 1.04, and the Certificates so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the cash payable upon surrender of the Certificates. Ultrak shall pay any transfer or other taxes required by reason of the issuance of a certificate representing shares of Ultrak Common Stock; provided, however that such certificate is issued in the name of the person in whose name the Certificate surrendered in exchange therefor is registered; provided further, however, that Ultrak shall not pay any transfer or other taxes if the obligation to pay such tax under applicable law is solely that of the Shareholder or if payment of any such tax by Ultrak otherwise would cause the Merger to fail to qualify as a tax free reorganization under the Internal Revenue Code of 1986, as amended (the "Code"). If any portion of the consideration to be received pursuant to this Article I upon exchange of a Certificate (whether a certificate representing shares of Ultrak Common Stock or a check representing payment for a fractional share or for shares subject to
Section 1.04) is to be issued or paid to a person other than the person in





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whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition of such issuance and payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such exchange shall pay in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of Ultrak Common Stock or a check representing payment for a fractional share or for shares subject to Section 1.04 to such other person, or establish to the satisfaction of the Exchange Agent that such tax has been paid or that no such tax is applicable. From the Effective Date until surrender in accordance with the provisions of this Section 1.05, each Certificate (other than Certificates representing treasury shares of Diamond, Certificates representing Dissenting Shares, and Certificates representing shares subject to
Section 1.04) shall represent for all purposes only the right to receive the consideration provided in this Article I. No dividends that are otherwise payable on Ultrak Common Stock will be paid to persons entitled to receive Ultrak Common Stock until such persons properly surrender their Certificates and a duly executed letter of transmittal. After such surrender, there shall be paid to the person in whose name the Ultrak Common Stock shall be issued any dividends on such Ultrak Common Stock that shall have a record date on or after the Effective Date and prior to such surrender. If the payment date for any such dividend is after the date of such surrender, such payment shall be made on such payment date. In no event shall the persons entitled to receive such dividends be entitled to receive interest on such dividends. All payments in respect of shares of Diamond Common Stock that are made in accordance with the terms hereof shall be deemed to have been made in full satisfaction of all rights pertaining to such securities.

         (c) In the case of any lost, mislaid, stolen, or destroyed Certificates, the holder thereof may be required, as a condition precedent to the delivery to such holder of the consideration described in this Article I, to deliver to the Exchange Agent a bond in such reasonable sum as Ultrak or the Exchange Agent may direct as indemnity against any claim that may be made against Ultrak or the Exchange Agent with respect to the Certificate alleged to have been lost, mislaid, stolen, or destroyed.

         (d) After the Effective Date, there shall be no transfers on the stock transfer books of the Surviving Corporation of the shares of Diamond Common Stock that were outstanding immediately prior to the Effective Date. If, after the Effective Date, Certificates are presented to the Surviving Corporation for transfer, they shall be cancelled and exchanged for the consideration described in this Article I.

         (e) Any portion of the Exchange Fund that remains unclaimed by the Shareholders for six (6) months after the Effective Date shall be returned to Ultrak, upon demand by Ultrak, and any holder





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of Diamond Common Stock who has not theretofore complied with this Section 1.05 shall thereafter look only to Ultrak for issuance of the number of shares of Ultrak Common Stock and other consideration to which such holder has become entitled pursuant to this Article I; provided, however, that neither the Exchange Agent nor any party hereto shall be liable to a holder of shares of Diamond Common Stock for any amount required to be paid to a public official pursuant to any applicable abandoned property, escheat, or similar law.

         1.06. S-4 Registration Statement; Proxy Statement; Blue Sky Laws. Ultrak and Diamond acknowledge that the transactions contemplated hereby are subject to the provisions of the Securities Act of 1933, as amended (the "Securities Act"). Diamond, Ultrak, and their respective affiliates will (a) cooperate in the preparation and filing of a Registration Statement on Form S-4 (the "Registration Statement" ), which will include a proxy statement/prospectus to be delivered to Diamond's shareholders (the "Proxy Statement") with respect to the transactions contemplated by this Agreement, and (b) use all their reasonable efforts to have the Registration Statement declared effective by the Securities and Exchange Commission (the "SEC") and the Proxy Statement therein cleared by the SEC as promptly as possible.
Diamond and Ultrak will each use all their reasonable efforts to obtain and respond to any comments of the SEC or its staff on the Registration Statement. Each of Diamond, Ultrak, and Newco agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the other party or its counsel, may be required or appropriate for inclusion in the Registration Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Registration Statement. Diamond and Ultrak agree to take all reasonable actions as may be required to be taken by them under state blue sky or securities laws in connection with the transactions contemplated by this Agreement. Each of the affiliates of Diamond ("Affiliates"), as the term "affiliates" is defined pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shall be, as the case may be, restricted by Rule 145(d) promulgated pursuant to the Securities Act in connection with the resale of the shares of Ultrak Common Stock acquired pursuant to the Merger. Notwithstanding anything to the contrary contained herein, neither any Affiliate nor any Signing Shareholder shall (i) sell shares of Ultrak Common Stock for the forty-five
(45) day period immediately prior to the First Adjustment Date and the Second Adjustment Date and/or (ii) sell, during the twelve (12) months immediately following the Effective Date, shares of Ultrak Common Stock constituting more than one-third of the shares of Ultrak Common Stock received in the Merger.

         1.07. Tax Consequences. It is intended that the Merger shall constitute a reorganization within the meaning of Section





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368(a)(2)(E) of the Code, and that this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code.

         1.08. Fractional Shares. No scrip or fractional shares of Ultrak Common Stock shall be issued in the Merger. All fractional shares of Ultrak Common Stock to which a holder of Diamond Common Stock immediately prior to the Effective Date would otherwise be entitled at the Effective Date shall be aggregated. If a fractional share results from such aggregation, such shareholder shall be entitled, after the Effective Date, the First Adjustment Date, and the Second Adjustment Date, as the case may be, to receive from Ultrak an amount in cash in lieu of such fractional share, based on the Determination Price (as defined in Section 1.09). Ultrak will make available to the Exchange Agent the cash necessary for the purpose of paying cash for fractional shares.

         1.09. Determination Price.

                 (i) The Determination Price on the Effective Date shall be the closing price, as reported for NASDAQ in theWall Street Journal, Southwest Edition, on the last trading day immediately prior to the Effective Date;

                 (ii) The Determination Price on the First Adjustment Date shall be the closing price, as reported for NASDAQ in theWall Street Journal, Southwest Edition, on the last trading day immediately prior to the First Adjustment Date;

                 (iii) The Determination Price on the Second Adjustment Date shall be the closing price, as reported for NASDAQ in theWall Street Journal, Southwest Edition, on the last trading day immediately prior to the Second Adjustment Date.

         1.10. Dissenting Shares. To the extent that appraisal rights are available under the Ohio Act, shares of Diamond Common Stock that are issued and outstanding immediately prior to the Effective Date and that have not been voted for adoption of the Merger and with respect of which appraisal rights have been properly demanded in accordance with the applicable provisions of the Ohio Act ("Dissenting Shares") shall not be converted into the right to receive the consideration provided for in this Article I at or after the Effective Date unless and until the holder of such shares withdraws his demand for such appraisal (in accordance with the applicable provisions of the Ohio Act) or becomes ineligible for such appraisal. If a holder of Dissenting Shares withdraws his demand for such appraisal (in accordance with the applicable provisions of the Ohio Act) or becomes ineligible for such appraisal, then, as of the Effective Date or the occurrence of such event, whichever later occurs, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the consideration provided for in





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this Article I.  If any holder of Diamond Common Stock shall assert the right to be paid for the fair value of such Diamond Common Stock as described above, Diamond shall give Ultrak notice thereof and Ultrak shall have the right to participate in all negotiations and proceedings with respect to any such demands. Diamond shall not, except with the prior written consent of Ultrak, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment. After the Effective Date, Ultrak will cause the Surviving Corporation to pay its statutory obligations to holders of Dissenting Shares.

         1.11. Signing Shareholders' Approval. The Signing Shareholders agree to the terms of the Merger and agree to vote all of their shares of Diamond Common Stock in favor of the Merger.


                                  ARTICLE II:
                   REPRESENTATIONS AND WARRANTIES OF DIAMOND

         Diamond represents and warrants to each of Ultrak and Newco that the following are true and correct as of the Signing Date and will be true and correct as of the Effective Date as if made on that date:

         2.01. Organization, Qualification, and Good Standing. Diamond is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, has the corporate power and authority to own or hold under lease its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification. A list of all jurisdictions where Diamond is qualified as a foreign corporation is attached as Schedule 2.01.

         2.02. Investments or Subsidiaries. Except as set forth on Schedule 2.02, Diamond does not own (nor has it ever owned) the capital stock of any corporation, nor does it have (nor has it ever had) an equity, profit sharing, participation, or other interest in any partnership, joint venture or other entity. No such corporation, partnership, joint venture or other entity has any liabilities and Diamond does not have any liabilities, contingent or otherwise, relating to any such corporation, partnership, joint venture or other entity. No representation set forth in this Agreement relating to Diamond would be untrue if it related to any such corporation, partnership, joint venture or other entity.

         2.03. Corporate Records. Copies of the Articles of Incorporation and all amendments thereto and the Bylaws of Diamond have been delivered to Ultrak and Newco and such copies are true, correct, and complete. The minute books of Diamond, copies of which have been delivered to Ultrak and Newco, contain accurate and





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complete minutes of all meetings of and accurate and complete consents to all actions taken without meetings by the Board of Directors (and any committee thereof) and the shareholders of Diamond since the formation of Diamond.

         2.04. Corporate Authority Relative to This Agreement; No Violation. Diamond has the corporate power to enter into this Agreement and the Certificates of Merger and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Certificates of Merger and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by Diamond's Board of Directors and, except for the approval of the Shareholders, no other corporate proceedings on the part of Diamond are necessary to authorize this Agreement or the Certificates of Merger or the transactions contemplated hereby and thereby. This Agreement has been, and the Certificates of Merger will be, duly and validly executed and delivered by Diamond and, assuming this Agreement and the Certificates of Merger constitute valid and binding agreements of the other parties hereto and thereto, this Agreement and the Certificates of Merger constitute valid and binding agreements of Diamond, enforceable against Diamond in accordance with their terms except that (a) such enforcement may be subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights,
(b) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and (c) the enforceability of indemnification and contribution provisions may be limited by the United States federal or state securities laws or the public policies underlying such laws. Neither the execution and delivery of this Agreement and the Certificates of Merger nor the consummation of the transactions contemplated hereby or thereby (including without limitation the Merger) will: (x) violate or conflict with any provision of the Articles of Incorporation or Bylaws of Diamond, (y) violate or conflict with, or result in the breach or termination of, or otherwise give any other contracting party the right to terminate, or constitute a default (or an event which, with the lapse of time, or the giving of notice, or both, will constitute a default) under, any contract, license, other instrument or commitment to which Diamond is a party or by which Diamond is bound, or result in the creation of any lien, charge or encumbrance upon the properties or assets of Diamond pursuant to the terms of any such contract, license, instrument or commitment, or (z) violate or conflict with any law, regulation, permit, authorization, franchise, license, judgment, order, writ, injunction or decree of any court or governmental body of any jurisdiction, in each case as such is related to Diamond or its assets. Other than in connection with or in compliance with the provisions of the Ohio Act, the Securities Act, the Exchange Act, and the securities or blue sky laws of the various states, no





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authorization, consent, or approval of, or filing with, any governmental body or authority is necessary for the consummation by Diamond of the transactions contemplated herein.

         2.05.  Capitalization.

         (a) The authorized capital stock of Diamond consist of 11,996,000 shares of Diamond Common Stock, 4,809,219 shares of which are issued and outstanding.

         (b) All outstanding shares of Diamond Common Stock are duly authorized, validly issued, fully paid and nonassessable and have been offered, issued, sold, and delivered by Diamond in compliance with applicable federal and state securities laws. There are no preemptive rights in respect of the capital stock of Diamond.

         (c) Except as set forth on Schedule 2.05(c) hereto, there are no outstanding subscriptions, options, warrants, rights, or other arrangements or commitments, whether express or implied, obligating Diamond to issue any shares of its capital stock or securities exchangeable for or convertible into its capital stock.

         (d) Schedule 2.05(d) is a list of all of the Shareholders, the address of each Shareholder as shown in Diamond's books and records, and the number of shares of Diamond Common Stock owned by each Shareholder.

         2.06.  Diamond Financial Statements.

         (a) Diamond has previously furnished to Ultrak and Newco true and complete copies of audited balance sheets of Diamond as of January 1, 1995 and January 2, 1994, and the statements of income, shareholders' equity and cash flows for the fiscal years then ended, including the notes thereto, in each case examined by and accompanied by the report of Norman Jones & Company (collectively, the "Financial Statements") fairly presented the financial position of Diamond as of the dates thereof and the results of operations and changes in financial position or other information included therein for the periods or as of the dates then ended, all in accordance with generally accepted accounting principles consistently applied during the periods involved (except as otherwise stated therein).

         2.07. Compliance with Applicable Laws. Diamond has complied with all judicial, governmental, and regulatory laws applicable to it or to the operation of its business, the non-compliance with which would have a material adverse effect on Diamond, and Diamond has received no notice of any alleged violation of any such applicable laws.

         2.08. Taxes. Except as set forth on Schedule 2.08, Diamond has duly filed when due all income, excise, corporate, franchise,





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property, sales, payroll, withholding, and other tax returns and reports required to be filed by it as of the date hereof by the United States of America or any state or any political subdivision thereof and has paid or established adequate reserves for all taxes (including penalties and interest) which have or may become due for the tax periods covered by such returns, and any assessments which have been received by it. All such tax returns or reports which are income tax returns or reports fairly reflect the taxable income generated by Diamond and the taxes of Diamond for the periods covered thereby. Diamond is not delinquent in the payment of any tax, assessment, or governmental charge, there is no tax deficiency or delinquency asserted against the Diamond and there is no unpaid assessment, proposal for additional taxes, deficiency or delinquency in the payment of any of the taxes of Diamond that could be asserted by any taxing authority, nor of any violation of any tax law. There are no waivers or agreements by Diamond for the extension of time for the assessment of any tax as shown on such returns or reports with respect to Diamond. No audit of Diamond by any governmental agency having jurisdiction with respect to taxes imposed on Diamond or on its income, properties, sales, franchises, or operations is pending or threatened. All monies required to be withheld or collected by Diamond from employees or customers for income taxes, social security and unemployment insurance taxes and sales, excise, and use taxes, and the portion of any such taxes to be paid by Diamond to governmental agencies, have been collected or withheld and either paid to the respective governmental agencies or set aside for such purpose in the manner required by applicable law and are properly reflected in the Financial Statements or on the books and records of Diamond.

         2.09. Liabilities and Obligations. The Financial Statements reflect all material liabilities or obligations of Diamond, accrued, contingent, or otherwise (asserted or unasserted), arising out of transactions effected or events occurring on or prior to the Signing Date, other than liabilities and obligations incurred in the ordinary course of business of Diamond since January 1, 1995, which liabilities and obligations are not either individually or in the aggregate, material to the condition (financial or otherwise), business or operations of Diamond and as set forth on Schedule 2.09. All reserves shown in the Financial Statements are appropriate, reasonable, and sufficient to provide for the losses thereby contemplated. Except as set forth in the Financial Statements, Diamond is not liable upon or with respect to, or obligated in any other way to provide funds in respect of or to guarantee or assume in any manner, any debt, obligation, or liability of any person, corporation, association, partnership, joint venture, trust, or other entity, and Diamond knows of no basis for the assertion of any other claims, liabilities, or obligations of any nature or in any amount that would be material to the condition (financial or otherwise), business, or operations of Diamond.





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         2.10.   Employee Benefit Plans and Arrangements; ERISA.

                 (a) Except for the 401(k) salary savings plan and the stock option plan described on Schedule 2.10 hereto, and except for those other plans, agreements, policies, or understandings that are described in Diamond's employee handbook or have been disclosed to Ultrak in writing in connection with Ultrak's due diligence review of Diamond, Diamond does not currently sponsor or maintain and Diamond is not otherwise a party to, nor has it been in default under, any accrued obligations under any "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (such plans being hereinafter referred to collectively as the "ERISA Plans"), or any other pension, profit sharing, or other retirement plan, fringe benefit plan, health, group insurance or other welfare benefit plan, or other similar plan, agreement, policy or understanding ("Other Plans" and, together with ERISA Plans, the "Plans"), whether formal or informal and whether legally binding or not. Diamond does not have any commitment to create any such Plan. Since the time of sale by Arvin Industries, Inc. of Columbus, Indiana ("Arvin Industries, Inc.") of Diamond, Diamond is not now, nor has it been, a part of a controlled group of corporations within the meaning of Section 414(b) of the Code or a group of trades or businesses under common control within the meaning of Section 414(c) of the Code.

                 (b) Since the time of sale by Arvin Industries, Inc. of Diamond, Diamond has never sponsored, adopted, maintained or been obligated to contribute to a single employer, multiple employer or multiemployer defined benefit pension plan which is, or ever was, subject to the provisions of Title IV of ERISA. Since the time of sale by Arvin Industries, Inc. of Diamond, Diamond is not now, nor has it sponsored, adopted, maintained, or been obligated to contribute to a Plan which is or ever was subject to the minimum funding standards of Section 302 of ERISA and Section 412 of the Code. Diamond does not have any obligation in connection with any Plan pursuant to the terms of a collective bargaining agreement.

                 (c) To the best of Diamond's knowledge, no Plan previously sponsored or maintained by Diamond, or to which Diamond has otherwise been a party, has resulted in any material liability or obligation for Diamond other than as reflected on the Diamond Financial Statements.

         2.11. Absence of Certain Changes. Except as otherwise contemplated by or provided for or permitted in this Agreement or as set forth on Schedule
2.11 hereto, and except for the hiring of legal counsel as authorized by
Section 11.01, since January 1, 1995, Diamond has not: (a) suffered any material adverse change in its condition (financial or otherwise), business,
or  operations;     (b) contracted for or paid any single capital expenditure
in excess of $10,000 or total capital expenditures in excess of $30,000; (c) mortgaged, pledged, or subjected to any lien, lease, security interest, or other charge or encumbrance any of its properties or assets; (d) formed or acquired or disposed of any interest in any corporation, partnership, joint venture, or other entity; (e) suffered any damage or destruction to or loss of any assets (whether or not covered by insurance) or lost or terminated employees or suppliers that could or does adversely affect its condition (financial or otherwise), business, or operations; (f) except for the disposal of inventory, machinery, vehicles, and equipment consistent with past practices, acquired or disposed of any assets or incurred, assumed, or guaranteed any indebtedness for borrowed money or other liabilities or obligations to pay money other than trade payables in the ordinary course of business; (g) forgiven, compromised, cancelled, released, permitted to lapse, or waived any rights or claims that are material to the condition (financial or otherwise), business or operations of Diamond; (h) entered into, terminated or agreed to any modifications or amendments to any material agreements, leases, or commitments; (i) paid any bonus, granted any benefit, made any payments, or loaned any money to its shareholders, employees, or other affiliates; (j) entered into any employment, compensation, consulting, or collective bargaining agreement with any person or group, or modified or amended the terms of any such existing agreement or entered into, adopted, or amended any Plan; or (k) entered into or terminated any other commitment or transaction or experienced any other event that is material to the condition (financial or otherwise), business, or operations of Diamond.

         2.12. Title and Related Matters. Diamond has good and marketable title to all assets reflected in the Financial Statements as owned by Diamond and to those other assets reflected in Diamond's books and records as being owned (except as they have since been affected by transactions in the ordinary course of business and consistent with past practices), and Diamond owns such assets free and clear of all mortgages, liens, pledges, charges, or encumbrances of any kind or character, except (a) statutory liens for property taxes that are not yet delinquent and (b) as expressly stated in the Financial Statements or on Diamond's books and records (except as they have since been affected by transactions in the ordinary course of business and consistent with past practices).

         2.13. Insurance. Diamond is a beneficiary of policies of insurance, issued by insurers of recognized responsibility, providing adequate coverage to insure the properties and businesses thereof against such risks and in such amounts as are prudent and customary in Diamond's industry. All of such policies are, and will be maintained through the Effective Date, in full force and effect. All premiums due thereon have been paid and no notice of cancellation has been received with respect thereto.

         2.14.   Patents, Trademarks, Copyrights, Etc.

                 (a) Except as set forth on Schedule 2.14, Diamond owns all patents, technology, know-how, processes, trademarks, and copyrights, if any, necessary to conduct its business, or possesses adequate licenses or other rights, if any, therefor, without conflict with the rights of others (the "Proprietary Rights").

                 (b) Diamond has the sole and exclusive right to use the Proprietary Rights without infringing or violating the rights of any third parties. No consent of third parties is required for the use thereof by Diamond, and no claim has been asserted by any person to the ownership of or right to use any Proprietary Right or challenging or questioning the validity or effectiveness of any such license or agreement, and Diamond does not know of any basis for any such claim. Each of the Proprietary Rights is valid and subsisting, has not been cancelled, abandoned, or otherwise terminated and, if applicable, has been duly issued or filed.

                 (c) There is no claim that, or inquiry as to whether, any product, activity or operation of Diamond infringes upon or involves, or has resulted in the infringement of, any Proprietary Right of any other person, corporation or other entity; and no proceedings have been instituted, are pending or are threatened which challenge the rights of Diamond with respect thereto.

         2.15. Consents. Diamond possesses all necessary licenses, franchises, permits, and governmental authorizations material to the conduct of its business, and no authorization, consent, approval, permit, or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery, and performance of this Agreement or the agreements contemplated hereby on the part of Diamond, and the execution, delivery, and performance of this Agreement will not with the giving of notice, the lapse of time, or both, terminate such licenses, franchises, permits, and governmental authorizations.

         2.16.   Labor Relations.

                 (a) Diamond is not a party to any collective bargaining agreements with any union and no collective bargaining agreement is currently being negotiated by Diamond.

                 (b) There are no unfair labor practice charges, complaints, or proceedings against Diamond pending or threatened before the National Labor Relations Board.

                 (c) Other than as set forth on Schedule 2.16(c), there are no discrimination charges (relating to sex, age, race, national origin, handicap, or veteran status) pending before any federal or state agency or authority.

                 (d) There is no pending representation question involving an attempt to organize a bargaining unit including any employees of Diamond and no labor grievance has been filed.

         2.17. Litigation and Claims. Except as set forth on Schedule 2.17, Diamond is not a party to, and the business and assets of Diamond are not the subject of or affected by, any pending or threatened suit, claim, action or litigation by or with any party or any administrative, arbitration, or other governmental proceeding, investigation, or inquiry. Diamond is not (a) subject to any continuing court or administrative order, writ, injunction or decree applicable specifically to Diamond or to its business, assets, operations or employees, or (b) in default with respect to any such order, writ, injunction or decree. Diamond does not know of any basis for any such action, proceeding, or investigation.

         2.18. Employees and Consultants. Diamond has no direct or indirect, express or implied, obligation to pay severance or termination pay to any officer or employee of Diamond, or to pay any termination or severance payments to any consultant, agent, or other person or entity.

         2.19. Books of Account. The books of account of Diamond have been kept accurately in the ordinary course of business, the transactions entered therein represent bona fide transactions and the revenues, expenses, assets, and liabilities of Diamond have been properly recorded in such books in accordance with accepted accounting practices.

         2.20. Distributions. Except as set forth on Schedule 2.20, since January 1, 1995, no distribution, payment or dividend of any kind has been declared, paid or distributed by Diamond on or with respect to any of its capital stock at any time.

         2.21. Corporate Name. There are no actions, suits, or proceedings pending or threatened against or affecting Diamond which may result in any impairment of the right of Diamond to use its corporate name. The use of the corporate name of Diamond does not infringe the rights of any third party nor is it confusingly similar with the corporate name of any third party. Except as set forth on Schedule 2.21, no person or business entity other than Diamond is authorized, directly or indirectly, to use the corporate name of Diamond, or any name confusingly similar thereto.

         2.22. Compliance with Environmental Laws. Diamond has provided Ultrak and Newco with all environmental studies, records, and reports in Diamond's possession or control conducted by independent contractors or Diamond and all correspondence with any governmental entities concerning environmental conditions of the

Real Property, or which identify underground storage tanks, or otherwise relate to contamination of the soil or groundwater of the Real Property. Except as disclosed in the August Mack reports dated June 9, 1994, August 3, 1994, and April 27, 1995:

                 (a) Diamond has not obtained and has not been required to have obtained any permits, licenses or similar authorizations to occupy, operate or use any buildings, improvements, fixtures or equipment forming a part of any of the real property currently or heretofore owned or leased by Diamond ("Real Property") by reason of any applicable federal or state environmental laws, rules or regulations.

                 (b) Diamond has no knowledge that any underground storage tanks were placed on the Real Property by any person or entity.

                 (c) Diamond has not placed any asbestos-containing thermal insulation or building products or PCB-containing products on the Real Property, and Diamond has no knowledge that any owner, prior lessee or user has placed any asbestos-containing thermal insulation or building products or PCB-containing products on the Real Property.

                 (d) Diamond has not ever been refused, nor do they have any knowledge of any owner, prior lessee or user ever being refused, insurance coverage, and no insurance coverage has ever been cancelled, as a result of the presence of hazardous waste, solid waste or hazardous substances on the Real Property.

                 (e) Diamond has not installed or maintained any active or inactive hazardous waste receptacles on the Real Property, and Diamond does not have any knowledge that any active or inactive hazardous waste receptacles have been installed or maintained on the Real Property by any owner, prior lessee or user.

                 (f) There have been no spills, discharges or other releases of hydrocarbons or hazardous or toxic substances onto or from the Real Property and Diamond does not have any knowledge of any spills, discharges, or releases by any owner, prior lessee, or user of the Real Property.

                 (g) There are no plans or documents, whether or not government approved, including, but not limited to, contingency plans, closure and post-closure plans, which impose environmental obligations specifically on Diamond or against the Real Property, and Diamond does not have any knowledge of any such documents prepared by any owner, prior lessee, or user of the Real Property.

                 (h) There are no environmental liens or security interests against the Real Property nor are there any environmental liens or actions pending or threatened which would result in the creation of any lien relating to environmental conditions of the Real Property.


         2.23. Condition of Fixed Assets. Except as set forth on Schedule 2.23, all of the fixed assets owned or leased by Diamond are in good condition and repair for the intended use in the ordinary course of business and conform in all material respects with all applicable ordinances, regulations and other laws and there are no known latent defects therein.

         2.24. Registration Statement; Other Information. None of the information with respect to Diamond or the Merger supplied by Diamond to be included in the Registration Statement or any amendments thereof or supplements thereto, at the time of effectiveness, at the time of the filing of the Registration Statement and any amendments thereof or supplements thereto, at the time of the meeting of Shareholders to be held in connection with the transactions contemplated herein and on the Effective Date, will contain any untrue statement of a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. No representation is made by Diamond with respect to any forward looking information which may have been supplied to Ultrak. Notwithstanding anything to the contrary herein, Richard Tompkins ("Tompkins") will be allowed to review the Registration Statement or any amendments thereof or supplements thereto, prior to the filing of the Registration Statement or any amendments thereof or supplements thereto.

         2.25. Brokers and Finders. Neither Diamond nor any of its officers, directors, and employees has employed any broker, finder, or investment bank or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees, or finders' fees in connection with the transactions contemplated hereby.

                                  ARTICLE III:
                     SPECIAL REPRESENTATIONS AND WARRANTIES
                            OF SIGNING SHAREHOLDERS

         Each Signing Shareholder severally represents and warrants to each of Ultrak and Newco that the following are true and correct as of the Signing Date and true and correct as of the Effective Date as if made on that date:

         3.01. Miscellaneous Representations. Such Signing Shareholder does not have any actual knowledge of (i) any material error in the Financial Statements, (ii) any material liability or obligation of Diamond that is not disclosed in the Financial Statements or in a Schedule to this Agreement, (iii) any trend, demand, commitment, event, or uncertainty that will materially adversely impact, or that is reasonably likely to materially adversely impact, Diamond's liquidity, capital resources, and/or results of operations, (iv) any pending or threatened suit, claim, action, proceeding, investigation, or inquiry against Diamond that is reasonably likely to be material to the condition (financial or otherwise), business, or operations of Diamond, and/or (v) any customer or supplier material to the condition (financial or otherwise), business, or operations of Diamond that has indicated it will no longer purchase from or sell to Diamond. None of the Signing Shareholders, other than Tompkins, shall have any duty independently to investigate or verify the accuracy or adequacy of disclosures provided to Ultrak by Diamond pursuant to the Disclosure Schedule or this Agreement; provided, however, Tompkins' duty to investigate shall not include a duty to investigate matters or events occurring prior to May 15, 1991, and shall not include Schedule 2.05(d). Notwithstanding anything to the contrary herein, Tompkins shall be the only Signing Shareholder with any responsibility under this Section 3.01 for responsibility with respect to Section 2.22 and Tompkins' responsibility with respect to Section 2.22 shall only be with respect to events or occurrences after May 15, 1991. Tompkins' duty to investigate shall only require him to conduct a reasonable inquiry, based on his actual knowledge, of material matters or events.

         3.02. Stock Ownership. As of the date hereof, such Signing Shareholder is the lawful record and beneficial owner of the shares of Diamond Common Stock set forth by his name on Schedule 3.02 hereto, free and clear of all proxies, claims, voting agreements, options, and rights of first refusal of any kind.

         The representations and warranties of the Signing Shareholders will survive for one year from the Effective Date.



                                  ARTICLE IV:
                       REPRESENTATIONS AND WARRANTIES OF
                                ULTRAK AND NEWCO

         Each of Ultrak and Newco jointly and severally represents and warrants to Diamond that the following are true and correct as of the Signing Date and will be true and correct as of the Effective Date as if made on that date:

         4.01. Organization, Qualification, and Good Standing. Ultrak is a corporation duly organized, validly existing, and in good standing under the laws of the State of Colorado, and Newco is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas, and each of Ultrak and Newco has the corporate power and authority to own or hold under lease its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification.

         4.02. Corporate Records. The copies of the Articles of Incorporation and all amendments thereto and the Bylaws of both Ultrak and Newco that have been delivered to Diamond are true, correct, and complete copies thereof. The minute books of Ultrak and Newco, copies of which have been delivered to Diamond, contain accurate and complete minutes of all meetings of and accurate and complete consents to all actions taken without meetings by the Board of Directors (and any committee thereof) and the shareholders of Ultrak and Newco since the formation of both Ultrak and Newco.

         4.03.   Capitalization of Ultrak.

         (a) The authorized capital stock of Ultrak consists of 20,000,000 shares of Ultrak Common Stock and 2,000,000 shares of Preferred Stock, $5.00 par value per share, of which 195,351 shares have been designated as Series A 12% Cumulative Convertible Preferred Stock ("Series A Preferred Stock"). As of December 31, 1994, there were issued and outstanding 6,555,619 shares of Ultrak Common Stock and 195,351 shares of Series A Preferred Stock.

         (b) All outstanding shares of Ultrak Common Stock are duly authorized, validly issued, fully paid and nonassessable and have been offered, issued, sold, and delivered by Ultrak in compliance with applicable federal and state securities laws. There are no preemptive rights in respect of the capital stock of Ultrak.

         (c) All outstanding shares of capital stock of Newco are validly issued, fully paid and nonassessable and are owned by Ultrak directly, free and clear of all liens, claims, charges, or encumbrances.

         (d) As of December 31, 1994, there were options and warrants outstanding (the "Outstanding Options") entitling the holders thereof to acquire 732,959 shares of Ultrak Common Stock. The Outstanding Options are set forth in the Annual Report (as hereinafter defined).

         (e) Except for the Outstanding Options, there are no outstanding subscriptions, options, warrants, rights, or other arrangements or commitments, whether express or implied, obligating Ultrak to issue any shares of its capital stock or securities exchangeable for or convertible into its capital
stock.   There are no outstanding subscriptions, options, warrants, rights or other arrangements or commitments whether express or implied, obligating Newco to issue any shares of its capital stock or securities exchangeable for or convertible into its capital stock.

         4.04. Corporate Authority Relative to This Agreement; No Violation. Ultrak and Newco have the corporate power to enter into this Agreement and the Certificates of Merger and to carry out their respective obligations hereunder and thereunder. The execution and delivery of this Agreement and the Certificates of Merger and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by Ultrak's and Newco's Boards of Directors and no other corporate proceedings on the part of Ultrak or Newco are necessary to authorize this Agreement or the Certificates of Merger or the transactions contemplated hereby and thereby. This Agreement and the Certificates of Merger have been duly and validly executed and delivered by Ultrak and Newco and, assuming this Agreement and the Certificates of Merger constitute valid and binding agreements of the other parties hereto and thereto, this Agreement and the Certificates of Merger constitute valid and binding agreements of Ultrak and Newco, enforceable against Ultrak in accordance with their terms except that (a) such enforcement may be subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, (b) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and (c) the enforceability of indemnification and contribution provisions may be limited by the United States federal or state securities laws or the public policies underlying such laws. Neither the execution and delivery of this Agreement nor of the Certificates of Merger nor the consummation of the transactions contemplated hereby or thereby (including without limitation the Merger) will: (x) violate or conflict with any provision of the Articles of Incorporation or Bylaws of Ultrak or the Articles of Incorporation or Bylaws of Newco, (y) violate or conflict with, or result in the breach or termination of, or otherwise give any other contracting party the right to terminate, or constitute a default (or an event which, with the lapse of time, or the giving of notice, or both, will constitute a default) under, any contract, license, other instrument or commitment to which Ultrak or Newco is a party or by which Ultrak or Newco is bound, or result in the creation of any lien, charge or encumbrance upon the properties or assets of Ultrak or Newco pursuant to the terms of any such contract, license, instrument or commitment, or (z) violate or conflict with any law, regulation, permit, authorization, franchise, license, judgment, order, writ, injunction or decree of any court or governmental body of any jurisdiction, in each case as such is related to Ultrak or Newco or their assets. Other than in connection with or in compliance with the provisions of the Texas Act, the Ohio Act, the Securities Act, the Exchange Act, and the securities or blue sky laws of the various states, no authorization, consent, or approval of, or filing with, any governmental body or authority is necessary for the consummation by Ultrak and Newco of the transactions contemplated herein.

         4.05. Ultrak Reports and Financial Statements. Ultrak has previously furnished to Diamond true and complete copies of the following (the "SEC Filings"):

              (i) Ultrak's annual report on Form 10-K filed with the SEC for the year ended December 31, 1993;

             (ii) Ultrak's quarterly reports on Form 10-Q filed with the SEC for the quarters ended March 31, 1994, June 30, 1994, and September 30, 1994;

            (iii) Ultrak's definitive proxy statement filed with the SEC with respect to the Annual Meeting of Ultrak's stockholders on June 3, 1994; and

             (iv) Ultrak's annual report on Form 10-K filed with the SEC for the year ended December 31, 1994 (the "Annual Report).

The audited consolidated financial statements and unaudited consolidated interim financial statements (collectively referred to herein as the "Ultrak Financials") included in the SEC Filings (including any related notes and schedules) fairly presented the financial position of Ultrak as of the dates thereof and the results of operations and changes in financial position or other information included therein for the periods or as of the dates then ended, all in accordance with generally accepted accounting principles consistently applied during the periods involved (except as otherwise stated therein). Ultrak has timely filed all reports, registration statements and other filings required to be filed with the SEC under the rules and regulations of the SEC.

         4.06.   Compliance with Applicable Laws.  Each of Ultrak and
Newco, to its knowledge, has complied with all judicial, governmental, and regulatory laws applicable to it or to the operation of its business, the non-compliance with which would have a material adverse effect on Ultrak or Newco, as the case may be, and neither Ultrak nor Newco has received notice of any alleged violation of any such applicable laws.

         4.07. Liabilities and Obligations. The Ultrak Financials reflect all material liabilities or obligations of Ultrak, accrued, contingent or otherwise (asserted or unasserted), arising out of transactions effected or events occurring on or prior to the date hereof, other than liabilities and obligations incurred in the ordinary course of business of Ultrak since December 31, 1994, which liabilities and obligations are not either individually or in the aggregate, material to the condition (financial or otherwise), business or operations of Ultrak. All reserves shown in the Ultrak Financials are appropriate, reasonable, and sufficient to provide for the losses thereby contemplated. Except as set forth in the Ultrak Financials, Ultrak is not liable upon or with respect to, or obligated in any other way to provide funds in respect of or to guarantee or assume in any manner, any debt, obligation or liability of any person, corporation, association, partnership, joint venture, trust or other entity, and Ultrak knows of no basis for the assertion of any other claims, liabilities or obligations of any nature or in any amount that would be material to the condition (financial or otherwise), business or operations of Ultrak.

         4.08. Absence of Certain Changes. Except as otherwise contemplated by or provided for or permitted in this Agreement or as set forth on Schedule
4.08 hereto, since December 31, 1994, Ultrak has not: (a) suffered any material adverse change in its condition (financial or otherwise), business, or operations; (b) contracted for or paid any single capital expenditure in excess of $50,000 or total capital expenditures in excess of $150,000; (c) mortgaged, pledged, or subjected to any material lien, lease, security interest, or other charge or encumbrance any of its properties or assets; (d) formed or acquired or disposed of any interest in any corporation, partnership, joint venture, or other entity; (e) suffered any damage or destruction to or loss of any assets (whether or not covered by insurance) or lost or terminated employees or suppliers that could or does materially adversely affect its condition (financial or otherwise), business, or operations; (f) except for the disposal of inventory, machinery, vehicles, and equipment consistent with past practices, acquired or disposed of any material assets or incurred, assumed, or guaranteed any indebtedness for borrowed money or other liabilities or obligations to pay money other than trade payables in the ordinary course of business; (g) forgiven, compromised, cancelled, released, permitted to lapse or waived any rights or claims that are material to the condition (financial or otherwise), business, or operations of Ultrak; (h) entered into, terminated or agreed to any modifications or amendments to any agreements, leases or commitments material to the conditions (financial or otherwise), business, or operations of Ultrak; (i) paid any bonus, granted any benefit, made any payments or loaned any money to its shareholders, employees or other affiliates; (j) entered into any employment, compensation, consulting, or collective bargaining agreement with any person or group, or modified or amended the terms of any such existing agreement or entered into, adopted, or amended any employee benefit plan; or (k) entered into or terminated any other commitment or transaction or experienced any other event that is material to the condition (financial or otherwise), business or operations of Ultrak.

         4.09. Title and Related Matters. Ultrak has good and marketable title to all assets reflected in the Ultrak Financial as owned by Ultrak and to those other assets reflected in Ultrak's books and records as being owned, (except as they have since been affected by transactions in the ordinary course of business and consistent with past practices), and Ultrak owns such assets free and clear of all mortgages, liens, pledges, charges, or encumbrances of any kind or character, except (a) statutory liens for property taxes that are not yet delinquent; and (b) as expressly stated in the Ultrak Financials.

         4.10. Consents. Ultrak possesses all necessary licenses, franchises, permits, and governmental authorizations material to the conduct of its business, and no authorization, consent, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery, and performance of this Agreement or the agreements contemplated hereby on the part of Ultrak or Newco.

         4.11. Registration Statement; Other Information. None of the information with respect to Ultrak, Newco or the Merger to be included in the Registration Statement or any amendments thereof or supplements thereto, at the time of effectiveness, at the time of the filing of the Registration Statement and any amendments thereof or supplements thereto, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by Ultrak with respect to information supplied by Diamond. No representation is made by Ultrak with respect to any forward looking information which may have been supplied to Diamond.

         4.12. Brokers and Finders. Neither of Ultrak, Newco nor any officer or director of Ultrak has employed any broker, finder, or investment bank or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees, or finders' fees in connection with the transactions contemplated hereby.


               ARTICLE V:  JOINT COVENANTS OF ULTRAK AND DIAMOND

         5.01. Access. Each of Ultrak and Diamond will afford to one another and to one another's officers, employees, accountants, counsel, and other authorized representatives, full and complete access during normal business hours, throughout the period prior to the earlier of the Effective Date or the Termination Date (as hereinafter defined), to its and, in the case of Ultrak also Newco's, properties, personnel, contracts, commitments, books, records (including but not limited to tax returns) and reports, schedules or other documents (including but not limited to reports, schedules and documents relating to environmental matters and employee medical examinations and condition and those filed or received by it pursuant to the requirements of the federal or state securities laws) and will use all its reasonable efforts to cause its respective representatives to furnish promptly to the other such additional financial and operating data and other information as to its and, in the case of Ultrak, also Newco's, respective businesses and properties as the other or its duly authorized representatives may from time to time reasonably request.

         5.02. Notice of any Material Change. Each of Ultrak and Diamond, promptly after the first notice or occurrence thereof, but not later than the Effective Date, shall disclose to the other in writing the occurrence of any event or the existence of any state of facts that: (a) had such event occurred or such facts existed or been known at the date hereof, would have been required to have been set forth in this Agreement; (b) would make any of its representations and warranties in this Agreement untrue in any material respect; or (c) would otherwise constitute a material adverse change in the business, results of operations, working capital, assets, liabilities or condition (financial or otherwise) of Ultrak (or Newco) or Diamond, as the case may be. No notice hereunder will have any effect for the purpose of determining the satisfaction of or compliance with the conditions to the obligations of the parties set forth elsewhere in this Agreement.

         5.03. Cooperation. Ultrak and Diamond will: (a) cooperate with one another in determining whether any filings are required to be made with or consents, authorizations, clearances and approvals required to be obtained from, any governmental or regulatory authorities in any jurisdiction or any third party prior to the Effective Date in connection with the consummation of the transactions contemplated in this Agreement and cooperate in making any such filings promptly and in seeking timely to obtain any such consents; (b) keep each other informed in connection with the transactions contemplated by this Agreement; (c) cooperate with one another and expend reasonable amounts in order to lift any injunctions or remove any other impediment to the consummation of the transactions contemplated herein; and (d) take such actions as the other party may reasonably request to consummate the transactions contemplated by this Agreement and use all its reasonable efforts to satisfy all conditions precedent to the obligations to close such transactions.

         5.04. Confidentiality. Each party to this Agreement will take all reasonable precautions to maintain the confidentiality of any information concerning any other party or any affiliate of any other party provided to or discovered by it or its representatives and will not disclose such information to anyone other than those people directly involved in the investigation and negotiations pertaining to the transactions contemplated hereby. Each party further agrees that in the event the transactions contemplated by this Agreement are not consummated, it will return or destroy all documents and records obtained from any other party during the course of its investigation or negotiations pertaining to the transactions contemplated hereby and will use all its reasonable efforts to cause all information with respect to such other party and its businesses which it obtained pursuant to this Agreement to be kept confidential.
Notwithstanding the foregoing, the obligation of any party to maintain confidentiality with respect to information received by it will not apply to any disclosure of information required to be disclosed in the Registration Statement or that is required to be disclosed by applicable state blue sky statutes or other applicable law in connection with the transactions described in the Registration Statement.

         5.05. No Solicitation. Until the Termination Date, Diamond covenants that neither it nor its officers, directors, agents, or affiliates, will, except as required by law or by this Agreement, or by the fiduciary duties of the Board of Directors of Diamond: (a) directly or indirectly, encourage, solicit or initiate discussion or negotiations with any corporation, partnership, person or other entity or group concerning any merger, sale of all or substantially all of the assets, business combination, sale of shares of capital stock or similar transactions involving Diamond, whether by providing nonpublic information or otherwise; or (b) disclose, directly or indirectly, any information not customarily disclosed to any person concerning its business and properties, afford to any other person access to its properties, books or records or otherwise assist or encourage any person in connection with any of the foregoing. In the event Diamond receives any offer or inquiry for a transaction of the type referred to in (a) above, such party will promptly inform Ultrak and Newco as to any such offer.

         5.06. Public Announcements. Other than the Press Releases dated on or about February 10, 1995, on or about February 22, 1995, and on or about April 21, 1995, Ultrak and Diamond will consult with each other before issuing any press release, public announcement, or make any public filing regarding this Agreement and the Merger, and will not, unless otherwise required by law, issue any such press release prior to such consultation.

         5.07. Issuance of Stock or Rights Below Market. Between the date hereof and the Effective Date, Ultrak shall not, without the prior written consent of Diamond, issue (or commit to issue) (i) warrants, options, or other rights to acquire Ultrak Common Stock by purchase, exchange, conversion, or otherwise (collectively, "Convertible Securities") or (ii) shares of Ultrak Common Stock at a price per share of Ultrak Common Stock that is less than the market price of Ultrak Common Stock on the date of issue of such Convertible Securities or Ultrak Common Stock or the date of entering into the commitment to issue such Convertible Securities or Ultrak Common Stock. Notwithstanding the preceding sentence, Ultrak may issue shares of Ultrak Common Stock without Diamond's consent upon conversion or exercise of Convertible Securities outstanding on the date hereof and/or issue Convertible Securities representing the unexercised or unconverted balance of Convertible Securities outstanding on the date hereof that are converted or exercised.


                                 ARTICLE VI:
                              COVENANTS OF DIAMOND

         6.01 Conduct of Business by Diamond. Prior to the Effective Date or, if earlier, the Termination Date, and except as may be permitted, required or contemplated pursuant to this Agreement or as specifically or as may be consented to in writing by Ultrak, Diamond:

                 (a) will conduct its operations in the ordinary and usual course of business consistent with past and current practices, and will use all its reasonable efforts to maintain and preserve intact its business organization and goodwill, to retain the service of its key officers and employees, and to maintain satisfactory relationships with customers and those having business relationships with it;

                 (b) will not declare or pay any dividends on its outstanding shares of capital stock;

                 (c) will not propose or adopt any amendments to its Articles of Incorporation or Bylaws;

                 (d) will not issue any shares of its capital stock or effect any stock split or otherwise change its current capitalization except pursuant to existing stock options described on Schedule 2.05(c);

                 (e) will not grant, confer or award any options, warrants, conversion rights or other rights, not existing on the date hereof, to acquire any shares of its capital stock;

                 (f) will not purchase or redeem any shares of its capital stock; and/or

                 (g) unless otherwise required by law, will not agree to take any action that would make any representation or warranty in
         Article II hereof untrue or incorrect.


                                  ARTICLE VII:
               JOINT CONDITIONS PRECEDENT TO CLOSING OBLIGATIONS

         Except as may be waived by all parties, the obligations of Ultrak, Newco, and Diamond to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Effective Date, of each of the following conditions:

         7.01. Shareholder Approval. The stockholders of Diamond shall have duly approved the Merger and the Certificates of Merger, in accordance with the applicable provisions of the Texas Act or the Ohio Act, as the case may be.

         7.02. Absence of Litigation. No governmental agency or authority shall have instituted, or threatened in writing to institute, any action or proceeding seeking to delay, restrain, enjoin or prohibit the consummation of the transactions contemplated by this Agreement, and no order, judgment or decree by any court or governmental agency or authority shall be in effect that enjoins, restrains or prohibits the same or, in the sole judgment of Ultrak, otherwise would materially interfere with the operation of the assets and business of Newco and Ultrak after the Merger.

         7.03. Effectiveness of Registration Statement; Distribution of Proxy Statement; No Stop Order. The Registration Statement shall have been declared effective and the Proxy Statement contained therein will have been distributed to the Diamond stockholders in accordance with the Ohio Act and the rules and regulations promulgated under the Exchange Act and no stop order shall have been issued with respect thereto.

         7.04 Shares Exchanged. There will be Ultrak Common Stock exchanged for at least ninety-five percent (95%) of the Diamond Common Stock on the Effective Date (after giving effect to Sections 1.05, 1.09, and 1.11).

                                ARTICLE VIII:
                         CONDITIONS PRECEDENT TO THE
                        OBLIGATIONS OF ULTRAK AND NEWCO

         The obligations of Ultrak and Newco to consummate the transactions contemplated by this Agreement will be subject to the satisfaction on or before the Effective Date of each of the following conditions:

         8.01. Representations and Warranties; Compliance. The representations and warranties of Diamond and the Signing Shareholders in this Agreement shall have been true and correct in all material respects on and as of the Signing Date and shall be true and correct in all material respects as of the Effective Date as though made on and as of the Effective Date, and the covenants and agreements of Diamond in this Agreement shall have been complied with in all material respects. On the Effective Date, Diamond will provide Ultrak with a Certificate of Compliance in the form of Exhibit 8.01-A and a certificate of the Signing Shareholders to such effect in the form of Exhibit 8.01-B.

         8.02. No Material Adverse Change. There shall have been no material adverse change in Diamond's business, properties, assets, liabilities, results of operations or condition, financial or otherwise.

         8.03. Opinion. Ultrak shall have received the opinion of Dagger, Johnston, Miller, Ogilvie & Hampson, counsel for Diamond, dated as of the Effective Date, in substantially the form attached hereto as Exhibit 8.03.

         8.04. Environmental Permit Filing. Ultrak shall have received written evidence that an application for a permit on behalf of Diamond for wastewater and for the paintbooth shall have been properly filed with the Ohio Environmental Protection Agency.

         8.05. Employment Agreement. Richard Tompkins shall have executed an Employment Agreement with Ultrak in the form attached as Exhibit 8.05.

         8.06. Resignations. Each of the officers and directors of Diamond shall have tendered to Ultrak a resignation letter in form and substance reasonably satisfactory to Ultrak; provided, however, John Biddinger shall not be required to resign as a director of Diamond and Tompkins shall not be required to resign as President and as a director of Diamond.


                                  ARTICLE IX:
               CONDITIONS PRECEDENT TO THE OBLIGATIONS OF DIAMOND

         The obligations of Diamond to consummate the transactions contemplated by this Agreement will be subject to the satisfaction on or before the Effective Date of each of the following conditions:

         9.01. Representations and Warranties; Compliance. The representations and warranties of Ultrak in this Agreement shall have been true and correct in all material respects on and as of the Signing Date and shall be true and correct in all material respects as of the Effective Date as though made on and as of the Effective Date, and the covenants and agreements of Ultrak in this Agreement shall have been complied with in all material respects. On the Effective Date, Ultrak will provide Diamond with a Certificate of Compliance to such effect in a form reasonably satisfactory to Diamond.

         9.02. No Material Adverse Change. There shall have been no material adverse change in Ultrak's assets, liabilities, results of operations or condition, financial or otherwise.

         9.03. Opinion. Diamond shall have received the opinion of Gardere & Wynne, L.L.P., dated as of the Effective Date, in substantially the form attached hereto as Exhibit 9.03.

         9.04. Tax Opinion. Diamond shall have received the opinion of Leagre & Barnes, dated as of the Effective Date, to the effect that, if the Merger is consummated in accordance with the terms set forth in this Agreement,
(a) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code; (b) no gain or loss will be recognized to the holders of shares of Diamond Common Stock upon receipt of the Merger consideration (except for cash received in lieu of fractional shares or pursuant to the cash out of
Section 1.04); (c) the basis of the Ultrak Common Stock received by the Shareholders will be the same as the basis of Diamond Common exchanged therefor; and (d) the holding period of the shares of Ultrak Common Stock received by the Shareholders will include the holding period of the shares of Diamond Common Stock exchanged therefor, provided such shares were held as capital assets as of the Effective Date.

         9.05. Diamond Options and Warrants. To the extent rights to acquire stock of Diamond are not exercised within two (2) business days prior to the Effective Date, Diamond shall deliver to Ultrak evidence that such options, warrants, or other rights to acquire stock of Diamond have been cancelled or terminated.


                                   ARTICLE X:
                       TERMINATION, WAIVER, AND AMENDMENT

        10.01. Termination or Abandonment. Notwithstanding anything to the contrary contained in this Agreement, this Agreement may be terminated and abandoned at any time before the Effective Date, whether before or after approval of this Agreement by the respective stockholders of Diamond:

                 (a)      by the written consent of Ultrak and Diamond;

                 (b) by Ultrak or Diamond if the Effective Date has not occurred on or before June 30, 1995, unless such failure of consummation is due to the failure of the terminating party to perform or observe the covenants, agreements and conditions hereof to be performed or observed by it on or before the Effective Date; or

                 (c) by either Ultrak or Diamond if the conditions precedent to its obligations to consummate its obligations under this Agreement have not been satisfied or waived by it on or before the Effective Date.

The date on which occurs any termination pursuant to this Section 10.1 is herein referred to as the "Termination Date."

         10.02.  Modification, Amendment and Waiver.        No change,
modification, or amendment of this Agreement shall be valid or binding upon the parties hereto unless such change, modification or amendment shall be in writing and signed by all the parties hereto. No waiver of any term or condition of this Agreement shall be enforceable unless it shall be in writing signed by the party against which it is sought to be changed. The waiver by any party of a breach of any provision of this Agreement by any other shall not operate or be construed as a waiver of any subsequent breach by such other party.


                                  ARTICLE XI:
                                 MISCELLANEOUS

         11.01. Expenses. Each party hereto shall bear its own expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby; provided, however, Diamond's legal fees and expenses in connection with this Agreement and the transactions contemplated hereby shall not exceed $35,000. To the extent legal fees and expenses of Diamond exceed $35,000, then such excess shall be paid by the Signing Shareholders.

         11.02. Counterparts. This Agreement may be executed in two or more counterparts, all of which will be considered the same agreement and faxed copies of manually executed signature pages to this Agreement will be fully binding and enforceable without the need for delivery of the manually executed signature page.

         11.03. GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS.

         11.04. Notices. All notices and other communications hereunder will be in writing and will be deemed given if delivered by hand or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other addresses for a party as will be specified by like notice) and will be deemed given on the date on which so hand-delivered or on the third business day following the date on which so mailed to the address set forth opposite the name and signature block for each party to this Agreement.

         11.05. Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof; the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance; and in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

         11.06. Assignments. This Agreement shall not be assignable by operation of law or otherwise. Any attempted assignment of this Agreement shall be void.

         11.07. Entire Agreement. This Agreement, the Schedules attached hereto, and the Exhibits attached hereto constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof. All Schedules, Exhibits, and documents and agreements referred to herein or attached hereto are fully and completely incorporated herein effective as of the first reference herein.

         11.08. Headings. The headings contained in this Agreement are for reference purposes and will not affect in any way the meaning or interpretation of this Agreement. Use of "herein," "hereof" or similar terms refer to this Agreement as a whole.


                       [Signatures on the following page]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.


                                           ULTRAK, INC.


1220 Champion Circle                       By: /s/ GEORGE K. BROADY
Suite 100                                     ---------------------------
Carrollton, Texas  75006                      George K. Broady, President
Attn:  George K. Broady                       and CEO



                                           DIAMOND ELECTRONICS, INC.


4465 Coonpath Road                         By: /s/ JOHN W. BIDDINGER
Carroll, Ohio  43112                          ---------------------------
Attn:  John W. Biddinger                      John W. Biddinger, Chairman
                                              of the Board


                                           DIAMOND PURCHASING CORP.


1220 Champion Circle                       By: /s/ GEORGE K. BROADY
Suite 100                                     ---------------------------
Carrollton, Texas  75006                      George K. Broady, President
Attn:  George K. Broady

Address for each Signing
Shareholder:
                                           /s/ RICHARD M. TOMPKINS
2124 Creekview Court                       ------------------------------
Reynoldsburg, Ohio  43068                  RICHARD M. TOMPKINS




                                           /s/ ROBERT N. DAVIES
c/o Servaas, Inc.                          ------------------------------
1000 Waterway Boulevard                    ROBERT N. DAVIES
Indianapolis, Indiana 46202

                                           /s/ JOHN W. BIDDINGER
7491 Albert Tillinghast Drive              ------------------------------
Sarasota, Florida  34240                   JOHN W. BIDDINGER

                                           /s/ H. CHARLES KOEHLER
9102 N. Meridian, Suite 500                ----------------------------
Indianapolis, Indiana  46260               H. CHARLES KOEHLER



                                           /s/ WILLIAM MUIRHEAD, III
304 Long Cove Drive                        ----------------------------
Hilton Head Island,                        WILLIAM MUIRHEAD, III
South Carolina  29928



         I hereby agree to the terms of the Merger and agree to vote all of my shares of Diamond Common Stock in favor of the Merger.


                                           /s/ MARGARET BIDDINGER
                                           ----------------------------
                                           MARGARET BIDDINGER

                                EXHIBIT 1.01(a)

                           ARTICLES OF MERGER (TEXAS)

                     CERTIFICATE AND ARTICLES OF MERGER OF
                             BUSINESS CORPORATIONS


         Pursuant to Article 5.04 of the Texas Business Corporation Act, as amended, the undersigned corporations hereby adopt the following Certificate and Articles of Merger for the purpose of merging them into one of such corporation:

         1.      The names of the undersigned corporations are as follows:


                 Name of Corporation

                 Diamond Electronics, Inc. ("Diamond")

                 Diamond Purchasing Corp. ("Newco")


         2. The name of the surviving corporation after the merger shall be Diamond Electronics, Inc., an Ohio corporation, and it shall be governed by the laws of the State of Ohio. The registered agent of the surviving corporation after the merger shall be _________________, and the registered office of the surviving corporation after the merger shall be
_________________________________________________________________.

         3. The Agreement and Plan of Reorganization dated as of April 28, 1995 (the "Plan"), a copy of which is attached as Exhibit A hereto, was approved by the shareholders of Newco in the manner prescribed by the Texas Business Corporation Act, as amended and was approved by the shareholders of Diamond in the manner prescribed by the Ohio General Corporation Law, as amended.

         4. As to each of the undersigned corporations, the numbers of shares outstanding and entitled to vote on the Plan are:

Corporation               No. of Shares                        Entitled
Name                      Outstanding                          to Vote
----                      -----------                          ----------
Diamond                   4,809,219                            ______

Newco                     1,000                                1,000


Each of the undersigned corporations has only one class of capital stock outstanding.

         5. As to each of the undersigned corporations, the numbers of shares voted for and against the Plan, respectively, are:

Corporation
Name             Voted For                                    Voted Against
----             ---------                                    -------------
Diamond          ______                                        ______

Newco            1,000                                         0


No shares of either of the undersigned corporations were entitled to vote as a class or a series with respects to the Plan.


         IN WITNESS WHEREOF, each of the undersigned corporations has caused these Certificate and Articles of Merger to be executed by and on its behalf and in its corporate name as of ________ ___, 1995.


                                        DIAMOND ELECTRONICS, INC.,
                                        an Ohio corporation


                                        By:______________________________
                                           John W. Biddinger, Chairman
                                           of the Board


                                        DIAMOND PURCHASING CORP.,
                                        a Texas corporation


                                        By:______________________________
                                           George K. Broady, President

                                EXHIBIT 1.01(b)

                          CERTIFICATE OF MERGER (OHIO)

Prescribed by                                                    Approved ______
Bob Taft, Secretary of State                                     Date __________
30 East Broad Street, 14th Floor                                 Fee ___________
Columbus, Ohio 43266-0418
From MER (July 1994)

                             CERTIFICATE OF MERGER

         In accordance with the requirements of Ohio law, the undersigned corporations, limited liability companies and/or limited partnerships, desiring to effect a merger, set forth the following facts:

I.       SURVIVING ENTITY

         A.      The name of the entity surviving the merger is:

         _______________________________________________________________________

         _______________________________________________________________________
         (IF THE SURVIVING ENTITY IS AN OHIO LIMITED PARTNERSHIP OR QUALIFIED FOREIGN LIMITED PARTNERSHIP, ITS REGISTRATION NUMBER MUST BE PROVIDED)

         B. Name change: As a result of this merger, the name of the surviving entity has been changed to the following:____________

                 _____________________________________________________ (COMPLETE
                 ONLY IF THE NAME OF SURVIVING ENTITY IS CHANGING THROUGH THE MERGER)

         C. The surviving entity is a: (Please check the appropriate box and fill in the appropriate blanks)

         [ ]     Domestic (Ohio) corporation

         [ ] Foreign (Non-Ohio) corporation incorporated under the laws of the state/country of _______________________ and licensed to transact business in the state of Ohio.

         [ ] Foreign (Non-Ohio) corporation incorporated under the laws of the state/country of _____________________, and NOT licensed to transact business in the state of Ohio.

         [ ]     Domestic (Ohio) limited liability company

         [ ] Foreign (Non-Ohio) limited liability company organized under the laws of the state/country of _____________________, and registered to do business in the state of Ohio.

         [ ] Foreign (Non-Ohio) limited liability company organized under the laws of the state/country of ___________________, and NOT registered to do business in the state of Ohio.

         [ ]     Domestic (Ohio) limited partnership, registration number
                 _______________

         [ ] Foreign (Non-Ohio) limited partnership organized under the laws of the state/country of _____________________, and registered to do business in the state of Ohio, under registration number ______________________

         [ ] Foreign (Non-Ohio) limited partnership organized under the laws of the state/country of _______________________, and NOT registered to do business in the state of Ohio.

II.      MERGING ENTITIES

         The name, type of entity, and state/country of incorporation or organization, respectively, of each entity, other than the survivor, which is a party to the merger are as follows: (IF INSUFFICIENT SPACE TO COVER THIS ITEM, PLEASE ATTACH A SEPARATE SHEET LISTING THE MERGING ENTITIES; OHIO REGISTERED OR FOREIGN QUALIFIED LIMITED PARTNERSHIPS MUST INCLUDE REGISTRATION NUMBER)

Name               State/Country of Organization           Type of Entity

________________________    ____________________      _________________________

________________________    ____________________      _________________________

________________________    ____________________      _________________________

________________________    ____________________      _________________________

________________________    ____________________      _________________________

III.     MERGER AGREEMENT ON FILE

         The name and mailing address of the person or entity from whom/which eligible persons may obtain a copy of the agreement of merger upon written request:

     Name                                Address

___________________           __________________________________________
                              (street and number)

                              __________________________________________
                              (city, village or township)  (state)    (zip code)

IV.      EFFECTIVE DATE OF MERGER

         This merger is to be effective:

         On _____________________ (if a date is specified, the date must be a date on or after the date of filing; the effective date of the merger cannot be earlier than the date of filing; if no date is specified, the date of filing will be the effective date of the merger).

V.       MERGER AUTHORIZED

         The laws of the state or country under which each constituent entity exists, permits this merger.

         This merger was adopted, approved and authorized by each of the constituent entities in compliance with the laws of the state under which it is organized, and the persons signing this certificate on behalf of each of the constituent entities are duly authorized to do so.

VI.      STATUTORY AGENT

         The name and address of the surviving entity's statutory agent upon whom any process, notice or demand may be served is:

       Name                              Address
___________________     ________________________________________________________
                              (complete street address)

                        ________________________________________________________
                            (city, village or township)               (zip code)



(This item MUST be completed if the surviving entity is a foreign entity which is not licensed, registered or otherwise authorized to conduct or transact business in that State of Ohio)

         Acceptance of Agent

         The undersigned, named herein as the statutory agent for the above referenced surviving entity, hereby acknowledges and accepts the appointment of statutory agent for said entity.
                                       ______________________________________
                                       Signature of Agent

(The acceptance of agent must be completed by domestic surviving entities if through this merger the statutory agent for the surviving entity has changed, or the named agent differs in any way from the name reflected on the Secretary of State's records.)

VII.     STATEMENT OF MERGER

         Upon filing, or upon such later date as specified herein, the merging entity/entities listed herein shall merge into the listed surviving entity.

VIII.    AMENDMENTS

         The articles of incorporation, articles of organization or certificate of limited partnership (strike the inapplicable terms) of the surviving domestic entity herein, are amended as set forth in the attached "Exhibit A"

         (Please note that any amendments to articles of incorporation, articles of organization or to a certificate of limited partnership MUST be attached if the surviving entity is a DOMESTIC corporation, limited liability company, or limited partnership.)

IX.      QUALIFICATION OR LICENSURE OF FOREIGN SURVIVING ENTITY

         A. The listed surviving foreign corporation, limited liability company, or limited partnership desires to transact business in Ohio as a foreign corporation, foreign limited liability company, or foreign limited partnership, and hereby appoints the following as its statutory agent upon whom process, notice or demand against the entity may be served in the State of Ohio. The name and complete address of the statutory agent is:

____________________________     __________________________________
(name)                                (street and number)

_______________________________________, Ohio ___________________
(city, village or township)                 (zip code)

         The subject surviving foreign corporation, limited liability company or limited partnership irrevocably consents to service of process on the statutory agent listed above as long as the authority of the agent continues, and to service of process upon the Secretary of State if the agent cannot be found, if the corporation, limited liability company or limited partnership fails to designate another agent when required to do so, or if the corporation's, limited liability company's, or limited partnership's license or registration to do business in Ohio expires or is canceled.

         B. The qualifying entity also states as follows: (complete only if applicable)

             1.       Foreign Qualifying Limited Liability Company
                      (If the qualifying entity is a foreign limited liability company, the following information must be completed)

                      a. The name of the limited liability company in its state of organization/registration is ____________
                              __________________________________________________

                      b.      The name under which the limited liability
                              company desires to transact business in Ohio is
                              __________________________________________________

                      c. The limited liability company was organized or registered on ________________________ under the
                                            month     day      year
                              laws of the state/country of ____________________.


                      d. The address to which interested persons may direct request for copies of the articles of organization, operating agreement, bylaws, or other charter documents of the company is: _______

                              __________________________________________________

                 2.       FOREIGN QUALIFYING LIMITED PARTNERSHIP
                          (If the qualifying entity is a foreign limited partnership, the following information must be completed)

                          a.      The name of limited partnership is ___________
                                  ______________________________________________

                          b. The limited partnership was formed on ______________________________ under the laws
                                    month     day       year
                                  of the state/country of ______________________

                          c. The address of the office of the limited partnership in its state/country of organization is ______________________________

                                  ______________________________________________

                          d. The limited partnership's principal office address is ___________________________________
                                  ______________________________________________

                          e. The names and business or residence addresses of the GENERAL partners of the partnership are as follows:

                                  Name                  Address

                                  _____________________________________________

                                  _____________________________________________

                                  _____________________________________________

                                  (If insufficient space to cover this item, please attach a separate sheet listing the general partners and their respective addresses)

                           f. The address of the office where a list of the names and business or residence addresses of the limited partners and their respective capital contributions is to be maintained is:

                                  _____________________________________________

                                  _____________________________________________

                                  The limited partnership hereby certifies that it shall maintain said records until the registration of the limited partnership in Ohio is cancelled or withdrawn.

         The undersigned constituent entities have caused this certificate of merger to be signed by its duly authorized officers, partners and representatives on the date(s) stated below.

___________________________________          ___________________________________
exact name of entity                         exact name of entity

By:________________________________          By:________________________________
Its:_______________________________          Its:_______________________________

Date:______________________________          Date:______________________________


___________________________________          ___________________________________
exact name of entity                         exact name of entity

By:________________________________          By:________________________________
Its:_______________________________          Its:_______________________________

Date:______________________________          Date:______________________________


___________________________________          ___________________________________
exact name of entity                         exact name of entity

By:________________________________          By:________________________________
Its:_______________________________          Its:_______________________________

Date:______________________________          Date:______________________________


___________________________________          ___________________________________
exact name of entity                         exact name of entity

By:________________________________          By:________________________________
Its:_______________________________          Its:_______________________________

Date:______________________________          Date:______________________________


___________________________________          ___________________________________
exact name of entity                         exact name of entity

By:________________________________          By:________________________________
Its:_______________________________          Its:_______________________________

Date:______________________________          Date:______________________________

(Please note that the chairman of the board, the president, vice president, secretary or an assistant secretary must sign on behalf of each constituent corporation, and at least on general partner must sign on behalf of each constituent limited partnership; If insufficient space for signature, a separate sheet should be attached continuing such signatures)

                                 EXHIBIT 2.1

                                 EXHIBIT 8.01-A

                      CERTIFICATE OF COMPLIANCE OF DIAMOND

                                   [attached]

                                                                  EXHIBIT 8.01-A


                           CERTIFICATE OF COMPLIANCE

         The undersigned, Diamond Electronics, Inc., an Ohio corporation ("Diamond'), hereby certifies to Ultrak, Inc., a Colorado corporation ("Ultrak"), and Diamond Electronics Corp., a Texas corporation ("Newco"), that:

         1. The representation and warranties of Diamond in the Agreement and Plan of Reorganization (the "Merger Agreement"), dated April 11, 1995 (the "Signing Date"), by and among Diamond, Ultrak, Newco and certain shareholders of Diamond were true and correct in all material respects on and as of the Signing Date and are true and correct in all material respects as of the date hereof.

         2. Diamond has complied, in all material respects, with all of the covenants and agreements required by the Merger Agreement to be performed and complied with by Diamond.

         DATED:  ________________________, 1995


                                        DIAMOND ELECTRONICS, INC.


                                        By:_______________________________
                                           Signature
                                        Printed Name:_____________________
                                        Title:____________________________

                                 EXHIBIT 8.01-B

                    CERTIFICATE OF THE SIGNING SHAREHOLDERS

                                   [attached]

                                                                  EXHIBIT 8.01-B

                              Signing Shareholders

                           CERTIFICATE OF COMPLIANCE


         Each of the undersigned, Richard M. Tompkins ("Tompkins"), John W. Biddinger ("Biddinger"), Robert N. Davies ("Davies"), H. Charles Koehler ("Koehler"), and William Muirhead, III ("Muirhead") (Tompkins, Biddinger, Davies, Koehler, and Muirhead are collectively referred to herein as the "Signing Shareholders" and individually referred to as a "Signing
Shareholder"), hereby certifies to Ultrak, Inc., a Colorado corporation ("Ultrak"), and Diamond Electronics Corp., a Texas corporation ("Newco"), that:

         The representation and warranties of such Signing Shareholder in the Agreement and Plan of Reorganization (the "Merger Agreement"), dated April 11, 1995 (the "Signing Date"), by and among Diamond Electronics, Inc., an Ohio corporation, the Signing Shareholders, Ultrak, and Newco were true and correct as to such Signing Shareholder in all material respects on and as of the Signing Date and are true and correct in all material respects as of the date hereof.

         DATED:________________________, 1995





                                         _____________________________________
                                         Richard M. Tompkins




                                         _____________________________________
                                         John W. Biddinger




                                         _____________________________________
                                         Robert N. Davies




                                         _____________________________________
                                         H. Charles Koehler




                                         _____________________________________
                                         William Muirhead, III

                                  EXHIBIT 8.03

                               OPINION LETTER OF
                  DAGGER, JOHNSTON, MILLER, OGILVIE & HAMPSON

                                   [attached]

                 DAGGER, JOHNSTON, MILLER, OGILVIE & HAMPSON
                                 [LETTERHEAD]


                                 April 11, 1995

                                                                           DRAFT

Ultrak, Inc.
1220 Champion Circle
Suite 100
Carrollton, TX  75006


Gentlemen:

         We have acted as special Ohio counsel for Diamond Electronics, Inc., an Ohio corporation ("Diamond"), in connection with the Agreement and Plan of Reorganization, dated April 11, 1995 (the "Agreement"), among Diamond, Ultrak, Inc., a Colorado corporation ("Ultrak"), the Signing Shareholders and Diamond Electronics Corp., a Texas corporation ("Newco"). This opinion letter is being delivered to you pursuant to Section 8.03 of the Agreement. Capitalized terms used herein that are defined in the Agreement shall have the meaning set forth therein unless otherwise defined herein.

         In connection with this opinion letter, we have examined and relied upon the Agreement, the Articles of Incorporation, By-Laws and Regulations of Diamond, Officers' Certificates and representations of management, and such other corporate documents and records of Diamond as we have deemed necessary. We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and conformity to the original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of latter documents, and the due authorization, execution and delivery of all documents by parties other than Diamond. We have not independently verified any of the facts contained in such documents.

         This opinion deals only with the specific legal issues explicitly addressed herein. The law covered by the opinions expressed herein is limited to the law of the State of Ohio. We call your attention to the fact that the Agreement and other acquisition documents by their terms are to be governed by and





____________________

(1) Ultrak's approval of this legal opinion is subject to Dagger, Johnston, Miller & Hampson rendering an opinion regarding the capital stock of Diamond Electronics, Inc.

Page 2
Diamond Opinion Letter


construed in accordance with the laws of the State of _____________. No opinion is expressed as to whether a Court would give effect to such provisions and for purposes of the opinions expressed herein, we assume that the laws of the State of ____________ do not vary from the laws of the State of Ohio.

         Based solely upon the foregoing documents, examination thereof, and representations of management, and subject to the foregoing limitations and qualifications, based upon our current actual knowledge we are of the opinion that:

         1. Diamond is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Ohio, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

         2. Diamond has all requisite corporate power and authority to execute and deliver the Agreement, to merge with Newco in accordance with the terms of the Agreement, and to consummate the transactions contemplated by the Agreement. The execution and delivery of the Agreement by Diamond, the performance by Diamond of its obligations thereunder, and the consummation of the Merger and the other transactions described in the Agreement have been duly and validly authorized by all necessary corporate action on the part of Diamond.

         3. The Agreement has been duly executed and delivered by Diamond and constitutes a valid and binding obligation of Diamond, enforceable against Diamond in accordance with its terms, except (a) as may be limited by Bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or similar laws affecting the enforceability of creditors' rights generally, (b) as may be limited by general principles of equity (regardless of whether such enforceability is considered an action at law or equity), (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and the discretion of the Court before which any proceeding therefore may be brought, and (d) subject to the other Common Qualifications, as defined and set forth in the Legal Opinion Accord of the ABA Section of Business Law (1991).

         4. The execution, delivery and performance of the Agreement, the consummation of the Merger and other transactions described in the Agreement, and the fulfillment of and compliance of the terms and conditions of the Agreement do not and will not, with the passing of time, or the giving of notice or both, violate, constitute a breach of, or a default under, result in the loss of any material benefit under, or permit the acceleration of any

Page 3
Diamond Opinion Letter


obligation under (a) any term or provision of the Articles of Incorporation or By-laws or Regulations of Diamond, (b) any contract or agreement of Diamond known to us, (c) any judgment, decree of order, known to us, of any court or governmental authority or agency addressed to and binding on Diamond or any of its properties, or (d) the Ohio General Corporation Law, any statute, regulation or rule of the State of Ohio, or the United States applicable to Diamond, except in the case of clauses (b) (c) and (d) above, for such violations, breaches, defaults or accelerations as to do not have a material adverse effect on the assets, liabilities, results of operations, financial condition, business, or prospects of Diamond. Further, the opinion contained in this paragraph is specifically not directed at any antitrust or unfair competition laws or related statutes or regulations promulgated by the United States.

         5. Each consent, approval, order or authorization of, or registration, declaration, or filing with, any governmental agency or public or regulatory unit, agency, body, or authority of the State of Ohio with respect to Diamond required to be made or obtained in connection with the execution, delivery or performance of the Agreement by Diamond or the consummation of the transactions described therein by Diamond has been made or obtained, except for such consents, approvals, orders, authorizations, registrations, declarations, or filings the failure of which to obtain or make would not have a material adverse effect upon the assets, liabilities, results of operations, financial condition, business or prospects of Diamond. However, this Opinion does not address legal issues, if any, arising under Federal Securities Laws and Regulations administered by the Securities and Exchange Commission, State "Blue Sky" Laws and Regulations, and laws and regulations relating to commodity (and other) futures and indices and other similar instruments; (b) pension and employee benefit laws and regulations; (c) anti-trust and unfair competition laws and regulations; (d) laws and regulations concerning filing and notice requirements other than requirements applicable to charter-related documents such as Articles of Merger; (e) compliance with fiduciary duty requirements;
(f) environmental laws and regulations; (g) land use and subdivision laws and regulations; (h) tax laws and regulations; (i) federal patent and copyright laws and regulations and federal and state trademark and other electoral property laws and regulations; (j) racketeering laws and regulations; (k) health and safety laws and regulations; (l) labor laws and regulations; (m) laws, regulations and policies concerning national and local emergency, possible judicial deference to acts of sovereign states, and criminal and civil forfeiture laws; (n) other statutes of general application to the extent they provide for criminal prosecution.

Page 4
Diamond Opinion Letter


         6. Except for matters disclosed in the Agreement of the Proxy Statements/Prospectus, we are not aware of any pending or threatened litigation, judgment, decree, injunction, or order of any court, which is reasonably likely (i) to have a material adverse effect on the assets, liabilities, results of operations, financial conditions, business or prospects of Diamond or (ii) to cause a material limitation on Ultrak's ability to operate the business of Diamond after the Closing.

         Our opinions and "negative assurance" confirmation are subject to the following additional assumptions, exceptions and limitations:

         (A) With respect to the opinion expressed in Paragraph 6 hereof, we have not conducted any search of any indexes, dockets or other records of any federal, state or local court, administrative agency or body of any arbitrator or conducted any other independent investigation.

         (B) As used in the opinions and "negative assurance" confirmations expressed herein, "to the best of our knowledge," "known to us" and similar phrases mean the actual knowledge, without independent investigation or verification, of attorneys in our Firm who are involved in our representation of Diamond.

         (C) This Opinion may be relied upon by you only in connection with the Agreement and Merger contemplated thereunder, and may not be used or relied upon by you for any purpose whatsoever without in each instance our prior written consent. We are qualified to practice law in the State of Ohio and we do not purport to be experts on, to express any opinion concerning any law other than the laws of the State of Ohio and relevant law of the United States of America (with the limitations as set forth above). This Opinion Letter is solely for the benefit of the addressee hereof in connection with the closing of the Merger contemplated by the Agreement, and no other person or entity may rely upon this Opinion Letter without the prior express written consent of this firm. This Opinion letter is given as of the date hereof, and we assume no duty to communicate with you with respect to any matter that comes to our attention hereafter.

                                        DAGGER, JOHNSTON, MILLER, OGILVIE &
                                        HAMPSON



                                        By: Brian D. Shonk, Partner

                                  EXHIBIT 8.05

                     RICHARD TOMPKINS EMPLOYMENT AGREEMENT

                                   [attached]

                                                                    EXHIBIT 8.05


                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT, dated May ___, 1995, is between Ultrak, Inc., a Colorado corporation ("Employer"), and Richard M. Tompkins, an individual resident of Ohio ("Employee").

         Recitals. Employee has previously been an employee and stockholder of Diamond Electronics, Inc., an Ohio corporation ("Diamond"), and Employer has acquired all of the stock of Diamond. Employer desires to employ Employee as President and Chief Executive Officer ("CEO") of ("Diamond"), and Employee desires to be employed by Employer as President and CEO of Diamond, pursuant to the terms hereof.

         NOW, THEREFORE, in consideration of the foregoing and the agreements and covenants set forth below, the sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:

         1. Employment and Duties. Employee agrees to be employed by Employer, and Employer agrees to employ Employee, as President and CEO of Diamond on the terms and conditions set forth in this Agreement. Employee shall perform such duties on behalf of Employer as directed from time to time by Employer's Board of Directors (the "Board"). Employee shall use his best efforts to preserve the business of Employer and Diamond and the goodwill of all employees, customers, suppliers, and other persons having business relations with Employer and Diamond. Employee agrees during the Term (as hereinafter defined) to devote his best efforts, skills, and abilities to the performance of his duties as stated in this Agreement and to the furtherance of Employer's business.

         2.      Compensation.

         (a) Employer shall pay to Employee, subject to appropriate tax withholding, the following:

                 (i) A base salary (the "Base Salary") of One Hundred Twenty-Five Thousand and No/100 Dollars ($125,000.00) during the First Year (as hereinafter defined) and no less than One Hundred Thirty-One Thousand Two Hundred Fifty Dollars ($131,250.00) during the Second Year (as hereinafter defined), payable not less often than semi- monthly in accordance with Employer's standard payment policies. If Employer extends this Agreement for a Third Year (as hereinafter defined) pursuant to Subsection 3(a), then the Base Salary for the Third Year shall not be less than One Hundred Thirty-Eight Thousand Dollars ($138,000.00).

            (ii) A bonus in accordance with the bonus program (the "Bonus Program") of Employer established by Employer for each of Employer's fiscal years during the Term. The Bonus Program for 1995 (the "1995 Program") is attached hereto as Exhibit A. For purposes of determining Employee's bonus under the 1995 Program, the calculations of Actual Net Income shall be adjusted to remove (i) any expenses associated with the merger whereby Employer acquired Diamond and (ii) the revenue and profit targets to be achieved for employee to receive a bonus and the amount of Employee's bonus, if any, will be prorated from the Effective Date.

         (b) On or about the date hereof, Employer shall grant Employee options to acquire 5,000 shares of Employer's Common Stock, no par value per share, pursuant to Employer's Nonqualified Stock Option Plan (the "Plan"). The Board will annually evaluate issuing Employee additional stock options under the Plan based on Employee's performance and the performance of Diamond.

         (c) Employee shall be entitled to health insurance, life insurance, and disability insurance benefits in accordance with Employer's standard policies and practices, as such policies and practices shall exist from time to time.

         (d) Employee shall be entitled to participate in Employer's 401(k) program and in Employer's Employee Stock Purchase Plan.

         (e) Employee shall be entitled to four (4) weeks paid vacation and holidays and sick leave in accordance with Employer's standard policies and practices, as such policies and practices shall exist from time to time.

         (f) Throughout the Term, Employer shall pay, or reimburse Employee for, all travel and other expenses properly and reasonably incurred by him in the discharge of his duties hereunder, provided that Employee's claims for reimbursement are in accordance with Employer's expense reimbursement policy as such policy shall exist from time to time.

         (g) Employer will make available to Employee all such other benefits as are from time to time made available to Employer's employees generally.

         3.      Term and Termination.

         (a) The employment of Employee pursuant to this Agreement shall begin on the date of this Agreement and shall continue until the earliest of
(i) the date Employer terminates it for Just Cause (as hereinafter defined) upon written notice to Employee, (ii) the death of Employee, (iii) Employee's Permanent Disability (as hereinafter defined), or (iv) the second anniversary of the date of this Agreement; provided, however, Employer shall have the option to extend this Agreement for the Third Year by giving Employee written notice at least sixty (60) days prior to the end of the Second Year. The term "Term" shall mean the period from the date hereof through the date this Agreement terminates or is terminated.

         (b) If Employee's employment terminates voluntarily or is terminated for Just Cause, then Employee shall be entitled only to the compensation (including accrued but unpaid bonuses) earned by him as of the date of termination, and Employee shall not be entitled to any severance or termination pay except as may be determined in accordance with Employer's severance or termination pay policy.

         (c) The term "Just Cause" shall mean any one or more of the following:

              (i) Employee violates, directly or indirectly, any laws or regulations (other than minor traffic violations or similar offenses), instructs any of Employer's employees to violate such laws or regulations, or approves of any of Employer's employees violating such laws or regulations, or Employee commits an act of moral turpitude, and the Board, after reasonable investigation of the facts surrounding such violation or action, reasonably determines that such violation or action materially and adversely affects, or could reasonably be expected to materially and adversely affect, Employer, its business or reputation or the ability of Employee to perform his obligations under this Agreement.

             (ii) Employee diverts Employer's funds to himself or any other person, firm, or entity.

             (iii) Employee fails to comply with a specific directive of the Board of a substantial nature.

         (d) Notwithstanding anything to the contrary in this Agreement or in any other agreement (oral or written) now or hereafter entered into between Employer and Employee, Employee expressly understands and agrees that the provisions of Sections 4, 5, 6, and 9, and the remedial provisions of this Agreement, shall survive any termination of Employee's employment under this Agreement.

         (e) The term "Permanent Disability" shall mean the mental and/or physical inability of Employee (as determined by a licensed physician acceptable to both Employer and Employee [or Employee's guardian]) to perform the duties normally and customarily required of Employee pursuant to this Agreement for twelve (12) consecutive months.

         (f) The term "Year" shall mean the period from [May ___] of a calendar year through April ___ of the following calendar year. The term "First Year" shall mean May ___, 1995 through April ___, 1996, the term "Second Year" shall mean May ____, 1996 through April ____, 1997, and the term "Third Year" shall, to the extent Employer extends this Agreement pursuant to Subsection 3(a), mean May ____, 1997 through April ____, 1998.

         4. Nondisclosure Agreement. Employee shall not, during the Term and for a period of two (2) years thereafter, use for his own account or for the benefit of any other person, firm, corporation, or other entity, directly or indirectly, any of the customer lists, customer requirements, contract terms, trade names, trade secrets, or good will owned by Employer or Diamond and used in the business of designing, engineering, manufacturing, selling, leasing, and/or servicing products of a type and nature that Diamond now produces or produces between the date hereof and the date Employee's employment terminates (the "Business") or directly or indirectly disclose or furnish to any other person, firm, corporation, or other entity, the methods by which the Business is or has been conducted, any of the methods by which the customers of Employer and/or Diamond or the Business are or have been obtained, or any confidential or proprietary information whatsoever of Employer, including, without limitation, the identities of or other information regarding any customers or prospective customers of Employer and/or Diamond relating to the Business. Notwithstanding anything to the contrary contained in this Section 4, Employee shall not be prohibited from disclosing or using any information and methods that are publicly available for reasons other than Employee's violation of this Agreement.

         5.      Noncompetition Agreement.

         (a) Employee acknowledges and agrees that the proprietary information he has acquired regarding Diamond and will acquire regarding Diamond and Employer will enable him to injure Employer and Diamond and diminish the value of Employee's investment in Diamond if Employee should compete with Employer and/or Diamond in the Business. Therefore, Employee hereby agrees that, without the prior written consent of Employer, Employee shall not, during the Term and for a period of two (2) years thereafter, directly or indirectly, as a director, officer, agent, employee, consultant or independent contractor or in any other capacity, (i) invest (other than passive investments in publicly-owned companies which constitute not more than five percent (5%) of the voting securities of any such company) or engage in any business or activity that is competitive with the Business within the United States; (ii) accept employment with or render services to any other company engaged in the Business as all or any part of such other company's business; or
(iii) contact, solicit, or attempt to solicit or accept business (A) from any of the customers of Employer during the Term, or (B) from any person or entity whose business Employer was soliciting during the Term.

         (b) If this Agreement is terminated for Just Cause, then Employee understands that the noncompetition provisions of Subsection 5(a) applying subsequent to the termination of this Agreement shall be fully enforceable against Employee without additional payment by Employer.

         6. Nonemployment. During the Term, Employee shall not, on his own behalf or on behalf of any other person, partnership, association, corporation, or other entity, hire, solicit, or seek to hire any employee of Employer or Diamond or in any other manner attempt directly or indirectly to influence, induce, or encourage any employee of Employer or Diamond to leave the employment of Employer or Diamond, nor shall Employee use or disclose to any person, partnership, association, corporation, or other entity any information obtained while an employee of Employer concerning the names and addresses of Employer's and/or Diamond's employees.

         7. Affiliate. For purposes of this Agreement, an "affiliate" of Employer shall mean any person or entity controlling, controlled by, or under common control with Employer.

         8. Severability. Each provision of this Agreement shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein. If one or more of the provisions contained in this Agreement shall, for any reason, be held to be excessively restrictive by reason of the geographic or business scope or duration thereof so as to be unenforceable, such provision or provisions shall be construed by an appropriate judicial or arbitral body by limiting and reducing it or them, so that this Agreement shall be enforceable to the maximum extent compatible with the applicable law as it shall then appear.

         9. Inventions. Employee shall promptly disclose, grant, and assign to Employer for its sole use and benefit any and all inventions, improvements, technical information, and suggestions relating in any way to the products of Employer or any of its affiliates or capable of beneficial use by Employer or any of its affiliates, which Employee may conceive, develop, or acquire during the Term (whether or not during usual working hours), together with all patent applications, letters patent, copyrights, and reissues thereof that may at any time be granted for or upon any such invention, improvement, or technical information. In connection therewith, Employee shall promptly at all times during and after the Term:

         (a) Execute and deliver such applications, assignments, descriptions, and other instruments as may be necessary or proper in the opinion of Employer to vest title to such inventions, improvements, technical information, suggestions, patent applications, patents, copyrights, and reissues thereof in Employer and to enable it to obtain and maintain the entire right and title thereto throughout the world; and

         (b) Render to Employer, at Employer's expense, all such assistance as it may require in the prosecution of applications for said patents, copyrights, and reissues thereof, in the prosecution or defense of interferences which may be declared involving any of said applications, copyrights, or patents, and in any litigation in which Employer may be involved relating to any such inventions, improvements, technical information, suggestions, patent applications, patents, copyrights, and reissues thereof.

         10. Remedies. Employee acknowledges and recognizes that a violation or threatened violation by him of the restrictions, agreements, or covenants contained in Sections 4, 5, 6, or 9 of this Agreement will cause irreparable damage to Employer and that Employer will have no adequate remedy at law for such violation or threatened violation. Accordingly, Employee agrees that Employer shall also be entitled, in addition to any other rights or remedies existing in its favor, to obtain specific performance or injunctive relief in order to enforce this Agreement or prevent a breach or further breach of any provision hereof. Such right to specific performance or injunction shall be in addition to Employer's right to bring an action for damages actually sustained by Employer or to exercise any other right or remedy available to Employer as a result of any breach hereunder.

         11.     Acknowledgments.  Employee acknowledges and recognizes that
(i) the enforcement of any of Sections 4, 5, 6, or 9 of this Agreement by Employer is necessary to protect the legitimate interests of Employer in protecting its goodwill, trade secrets and other confidential or proprietary information, business, accounts, and patronage (collectively, in this Section 11, "Employer's Interests") and will not unreasonably interfere with Employee's ability to pursue a proper livelihood, and (ii) the restraints imposed by the covenants of and restrictions on Employee in this Agreement are not greater than necessary to protect Employer's Interests.

         12. Assignment. Employer shall have the right to assign this Agreement to its successors or assigns only with Employee's consent. The rights and duties of Employee hereunder are personal to him, and no such right may be assigned or duty delegated by him.

         13. Estate. If Employee dies prior to the expiration of the Term, any monies that may be due him from Employer under this Agreement as of the date of his death shall be paid to his estate.

         14. Notices. All notices and requests hereunder shall be in writing and shall be delivered in person, by certified or registered mail, postage prepaid, or by a nationally recognized overnight delivery service, and shall be addressed to the addresses specified beside each party's signature at the end of this Agreement. Such notices and requests shall be deemed delivered on the day on which personally delivered or, if delivered by mail, on the third business day after deposit in the United States mail, as evidenced by a post office receipt furnished to the sender. Any party may change his or its address for receipt of notices and requests hereunder by notice duly given to the other party in accordance with the provisions of this Section 14.

         15. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS WITHOUT REFERENCE OR REGARD TO THE CONFLICTS OF LAW RULES OF SAID STATE.

         16. Costs, Expenses, and Legal Fees. Each party hereto agrees to pay the costs and expenses, including reasonable attorneys' fees, incurred by the other party in successfully (i) enforcing any of the terms of this Agreement or (ii) proving that the other party breached any of the terms of this Agreement. Except as otherwise provided in the immediately preceding sentence, Employer and Employee shall pay their own expenses separately incurred in connection with the preparation and review of this Agreement and the transactions contemplated hereby.

         17. Waiver. The waiver by either party of any breach or provision of this Agreement must be in writing. No waiver of any breach or failure by either party to enforce any of the terms or conditions of this Agreement at any time shall, in any manner, limit or waive such party's right thereafter to enforce and to compel strict compliance with every term and condition hereof. One or more waivers of any breach of any covenant, term, or provision of this Agreement by any party shall not be construed as a waiver of a subsequent breach of the same covenant, term, or provision nor shall it be considered a waiver of any other then existing or subsequent breach of a different covenant, term, or provision.

         18. Miscellaneous. This Agreement may be amended only by an instrument in writing executed by the person against whom enforcement of the amendment is sought. This Agreement, the schedules and exhibits attached hereto, and the documents referred to herein or reasonably contemplated hereby, constitute the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior written or oral agreements and understandings relating to the subject matter hereof.
There are no oral agreements between the parties to this Agreement. The captions in this Agreement are for convenience of reference only. This Agreement may be executed in one or more counterparts. This Agreement shall be binding on the parties hereto and their heirs, estates, personal representatives, successors, and permitted assigns. This Agreement shall not be construed against the party responsible for, or primarily responsible for, preparing this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                             EMPLOYER:

                                             ULTRAK, INC.
Address:

1220 Champion Circle                         By:________________________________
Suite 100                                    Title:_____________________________
Carrollton, Texas  75006


                                             EMPLOYEE:
Address:

2124 Creekview Court                         ___________________________________
Reynoldsburg, Ohio  43068                    Richard M. Tompkins

                                                                      EXHIBIT A
                                                        TO EMPLOYMENT AGREEMENT


                                THE ULTRAK GROUP
                          MANAGER'S INCENTIVE PROGRAM
                                    FOR 1995


Purpose:

The manager's incentive program is intended to reward outstanding performance and to focus attention on the important aspects of your company or division.
It is also intended to help develop you as a person, a leader and a businessman. A full understanding of the program provisions is critical to its success.

Program Provisions:

The program encompasses six (6) areas of measurement, some weighted more heavily than others. The incentive is based off your base salary and will be rewarded up to a maximum of 50% of your base salary. The six categories of measurement and the weighting are set forth below:

Grade                                                              Weight in
Range            Area of Measurement                                 Points
------           --------------------                                ------
0-unlimited      Actual Net Income to Budget before
                 corporate                                            5.0
0-unlimited      Actual Net Revenues to Budget                        2.5
0-10             Interco cooperation and market
                 delineation                                          2.5
0-10             Improvement in Customer Service
                 Survey Ratings                                       1.5
0-10             Improvement in Employee Survey
                 Supervisor Ratings                                   1.5
0-10             Organization and management of
                 assets (AR, Inventory)                               1.5


Incentive Calculations:

A total of 50 points earned equals an incentive payment of 12 1/2 % of base salary; 100 points earned equals 25% of base salary; 150 points earned equals 37 1/2 % of base salary. Maximum points that can be earned is 200 (50% of base salary). Irrespective of the number of points earned, no incentive will be paid if actual net income before corporate is less than 88% of budget.

Example Calculations:

Net income:      Up to 88% of actual net income to budget before corporate
                 equals a grade of 0: 90% equals a grade of 2: 100% equals a grade of 12: 120% equals a grade of 32, etc. There is no ceiling in this category.

                 The grade is then multiplied times the weighting for the total points earned. For example, if net income before corporate were 100% of budget, the points would be 12 X weighting of 5 for a total on this category of 60 points (12 X 5.0 = 60).

Net Revenues:    Same as above except the weighting is 2.5 not 5.0.  There is no ceiling in this category. For example, if total revenues exceed budget by 10%, the points earned would be 22 times 2.5=
                 55 points earned.

All Other:       The maximum grade is 10, however, the weighting factors vary by categories. Average achievement would be a 5. All of these areas are subjective.

In the example below, assuming both actual net income before corporate and revenues were at budget for the year and all other categories scored an 8, the total points earned would be:

                                                     Points    Weight         Total
                                                     ------    ------         -----
*Net Income to Budget                                  12       5.0            60.0
*Revenues to Budge                                     12       2.5            30.0
*Intercompany cooperation/delineation                  8        2.5            20.0
*Improvement in customer service ratings               8        1.5            12.0
*Improvement in employee survey ratings                8        1.5            12.0
*Balance sheet management                              8        1.5            12.0
                                                                               ----
                 Total points earned                                        146/200
                                                                =73% OR 37% OF BASE


Grading and Payment:

The incentive payment request should be prepared by you and presented to your supervisor for review, discussion and approval. If you qualify, interim payments can be made after July 15th and can be paid on a monthly basis thereafter. Interim incentive payments should be based upon the June 30th financial statements. Total interim payments should not exceed 80% of the final total incentive estimate.

Final incentive payments, including any adjustments necessary, will be made after the year end audited financial statements are released.

Agreement:

I have read and I understand the provisions of the 1995 Manager's Incentive Program. My final approved 1995 budget, which is the measuring basis for this program, is attached.



_________________________                             _______________
Managing Director                                              Date




_________________________                             _______________
George K. Broady                                               Date

                                  EXHIBIT 9.03

                       OPINION OF GARDERE & WYNNE, L.L.P.

                                   [attached]

                                                             G&W Draft:  4-27-95

                  [FORM OF OPINION OF GARDERE & WYNNE, L.L.P.)

                                                                    EXHIBIT 9.03



                             _______________, 1995


Diamond Electronics, Inc.
4465 Coonpath Road
Carroll, Ohio  43112

Gentlemen:

         We have acted as counsel for Ultrak, Inc., a Colorado corporation ("Ultrak"), and Diamond Electronics Corp., a Texas corporation and a wholly-owned subsidiary of Ultrak ("Newco"), in connection with the transactions described in the Agreement and Plan of Reorganization, dated as of April 11, 1995 (the "Merger Agreement"), by and among Ultrak, Diamond Electronics, Inc., an Ohio corporation ("Diamond"), the Signing Shareholders, and Newco. Capitalized terms used in this opinion letter and not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

         In so acting, we have examined and relied upon the accuracy of original, certified, conformed, or photostatic copies of such records, agreements, certificates, and other documents as we have deemed necessary or appropriate to enable us to render the opinions set forth below. In all such examinations, we have assumed the legal capacity of natural persons, Ultrak's compliance with the Colorado Business Corporation Act, the genuineness of signatures on original documents, the authenticity of all original documents, and the conformity to such original documents of all copies submitted to us as certified, conformed, or photographic copies and, as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. We also have relied, as to various matters of fact relating to the opinions set forth below, on certificates of public officials and officers of Ultrak.

         Based upon the foregoing and subject to the limitations, qualifications, and assumptions set forth herein, we are of the opinion that:

                 (1) Ultrak is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Colorado and has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as now being conducted. Ultrak is duly qualified to transact business and is in good standing as a foreign corporation in the State of Texas. Newco is a corporation duly incorporated, validly existing, and in good standing under the laws

Diamond Electronics, Inc.
Page 2



         of the State of Texas and has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as now being conducted.

                 (2) Ultrak and Newco have the full corporate power and authority to execute and deliver the Merger Agreement, to perform their obligations under the Merger Agreement, and to consummate the Merger and the other transactions described therein. The execution and delivery of the Merger Agreement by Ultrak and Newco, the performance by Ultrak and Newco of their obligations thereunder, and the consummation of the Merger and the other transactions described in the Merger Agreement have been duly and validly authorized by all necessary corporate action on the part of Ultrak and Newco.

                 (3) Each consent, approval, order, or authorization of, or registration, declaration, or filing with, any governmental agency or public or regulatory unit, agency, body, or authority of the State of Texas or the United States with respect to Ultrak and/or Newco required to be made or obtained in connection with the execution, delivery, or performance of the Merger Agreement by Ultrak and/or Newco or the consummation of the transactions described therein by Ultrak and/or Newco has been made or obtained, except for such consents, approvals, orders, authorizations, registrations, declarations, or filings, the failure of which to obtain or make would not have a material adverse effect upon the assets, liabilities, results of operations, financial condition, business, or prospects of Ultrak and/or Newco.

                 (4) The execution, delivery, and performance of the Merger Agreement, the consummation of the Merger, and the other transactions described in the Merger Agreement, and the fulfillment of and compliance with the terms and conditions of the Merger Agreement do no and will not, with the passing of time or the giving of notice or both, violate, constitute a breach of, or default under, result in the loss of any material benefit under, or permit the acceleration of any obligation under (a) any term or provision of the Articles of Incorporation or Bylaws of Ultrak or Newco, (b) any judgment, decree, or order known to us of any court or governmental authority or agency addressed to and binding on Ultrak or Newco or any of their properties, or (c) any statute, regulation or rule of the State of Texas or the United States applicable to Ultrak and/or Newco, except, in the case of clauses (b) and (c) above, for such violations, breaches, defaults, or accelerations as do not have a material adverse effect on the assets, liabilities, results of operations, financial condition, business, or prospects of Ultrak and/or Newco.

                 (5) The shares of Ultrak Common Stock that are to be issued to the shareholders of Diamond pursuant to the Merger (on the Effective Date and on each of the Adjustment Dates) have been duly authorized and, when so issued in accordance with the terms of the Merger Agreement, will be validly issued, fully paid and nonassessable.

Diamond Electronics, Inc.
Page 3



                 (6) The Merger Agreement has been duly executed and delivered by Ultrak and Newco and constitutes the valid and binding agreement of Ultrak and Newco, enforceable against Ultrak and Newco in accordance with its terms, except (a) as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or similar laws affecting the enforceability of creditors' rights generally, (b) as may be limited by general principles of equity (regardless of whether such enforceability is considered in an action at law or a suit in equity), (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and (d) subject to the Other Common Qualifications, as defined and set forth in the Legal Opinion Accord of the ABA Section of Business Law (1991).

         The foregoing opinions are subject to the following limitations, qualifications, and assumptions:

         (a) Whenever any opinion is qualified by the words "to our knowledge," "known to us," or other words of similar meaning, the quoted words mean the actual knowledge, without independent investigation or verification, of attorneys in our Firm involved in the representation of Ultrak.

         (b) In rendering the opinions set forth in paragraph (1) above concerning the good standing of Ultrak in Colorado and the foreign qualification and good standing of Ultrak in Texas, we have relied exclusively upon certificates of authorities of the State of Colorado and Texas, and such opinions have only the meanings ascribed to those certificates by those authorities.

         (c) This opinion letter is limited in all respects to the laws of the State of Texas and the federal laws of the United States, and we assume no responsibility as to the applicability or effect of any other laws. No opinion is expressed herein with respect to any laws, ordinances, statutes or regulations of any county, city, or other political subdivision of the State of Texas.

         (d) The opinions and "negative assurance" confirmation expressed herein are limited to the matters specifically addressed, and no opinion or confirmation is implied or may be inferred beyond the matters so specifically expressed. Without limiting the generality of the foregoing, no opinion or confirmation is expressed herein as to the applicability or the effect of the antitrust or (except as expressly stated herein) the securities laws and regulations of the State of Texas or the United States to the Merger Agreement or any of the transactions described therein.

         This opinion letter has been furnished to you pursuant to Section 9.03 of the Merger Agreement, and no other person or entity shall be entitled to rely upon it, or to quote, distribute, or otherwise use it for any other purpose, without our prior written consent. This

Diamond Electronics, Inc.
Page 4



opinion letter is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions or confirmation contained herein.


                                        Very truly yours,

                                        GARDERE & WYNNE, L.L.P.


                                        By:______________________________
                                           Richard L. Waggoner, Partner

                                 SCHEDULE 2.01

STATES:

Diamond Electronics, Inc., an Ohio corporation, files state income tax and/or franchise tax returns in the following states:

                1. Maryland
                2. New Jersey
                3. Ohio
                4. Pennsylvania
                5. Texas
                6. West Virginia

Currently, Diamond owns no property outside of Ohio and has one employee in Maryland.

Diamond Electronics, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio.

CITIES:

Diamond employees personnel in, and files corporation city income tax returns with, the following cities:

                1. Columbus, Ohio
                2. Lancaster, Ohio

                                 SCHEDULE 2.02

INVESTMENTS OR SUBSIDIARIES:

Diamond currently owns 100 percent of the common stock outstanding of Alpha CCTV, Inc., an Ohio corporation. This subsidiary was formed to facilitate the acquisition of certain assets of Alpha Electronics, Inc. As of March 31, 1995, Alpha CCTV, Inc., was inactive.

Diamond owns 100 percent of the common stock outstanding of Polymatrix, Inc., an Ohio corporation. In 1988, Polymatrix, Inc. acquired substantially all of the assets and specified liabilities of Pearl Polymatrix, Inc., a Georgia corporation. In 1993, Polymatrix, Inc. was formally dissolved.

Diamond has (or had) a common stock equity interest (7.5 percent) of Diamond Automation Companies, Inc. ("DAC") (and warrants to acquire an additional 7.5 percent) arising from a June 8, 1992, modification of an asset purchase agreement by which DAC had previously acquired the Process Automation Systems assets of Diamond. DAC defaulted on its obligation to pay the cash purchase price for the assets (which has since been written off as uncollectible by Diamond) and DAC is believed to be inactive.

                                SCHEDULE 2.05(C)

All 97,786 warrants previously issued under warrant agreements as disclosed in the Diamond Financial Statements were called subsequent to January 1995. Of these warrants, 24,893 expired without being exercised and were paid a call premium of five cents per share and 72,893 were exercised as shown in the adjustments to Schedule 2.05(d).

As of April 28, 1995, no stock options were outstanding and exercisable.

                                SCHEDULE 2.05(d)

A listing of the record holders of Diamond as of March 31, 1995 is attached.

DIAMOND ELECTRONICS, INC SHAREHOLDER LIST - WITH CONVERSION TO ULTRAK STOCK:
PAGE 1

***************************************************************************
*                                                                         *
*  ASSUMPTIONS:  1.] 600,000 ULTRAK SHARES EXCHANGED                      *
*                                                                         *
***************************************************************************





                                                                                                                     Ultrak # of
                                                                       Diamond # of Ultrak # of     Ultrak # of      Shares
                                                          # of Shares  Shares after Shares Prelim.  Shares Prelim.   Final after
                                            Diamond       Options/     Options/     B/4 Fractional  after Fractional 10 and Less
              Shareholder Name              # of Shares   Warrants to  Warrants     Shares          Shares           Shares
           Address/City/State/Zip           @ 12/31/94    Exercise     Exercised    Eliminated      Eliminated       Cashed Out
 -----------------------------------------  -----------   -----------  ------------ --------------  ---------------- ----------
 ABF Freight                                           45                        45           5.614                5           0
 883 Frank Road; Columbus, OH  43223

 Adams Barre Company                                   58                        58           7.236                7           0
 P.O. Box 99; Hilliard, OH  43026

 All American                                          22                        22           2.745                2           0
 5009 Hiatus Road; Sunrise, FL  33351

 Allstate Financial Corp.                              42                        42           5.240                5           0
 8150 Perry Hwy #305; Pittsburgh, PA  15237

 Alpha Security Systems                                58                        58           7.236                7           0
 13428 West Ave; San Antonio, Texas  78216

 Amatom Electronics                                    24                        24           2.994                2           0
 446 Blake Street; New Haven, CT  06515

 American Credit Indemnity                            287                       287          35.806               35          35
 300 St. Paul Place; Baltimore, MD  21202-2183

 AMP, Inc.                                             89                        89          11.104               11          11
 MS-1, 6-44, Box 3608; Harrisburg, PA 17105-3608

 Anchor Rubber Company                                350                       350          43.666               43          43
 840 S. Patterson, Box 832; Dayton, OH 45401

 ANR Freight Systems                                   48                        48           5.988                5           0
 Department O; Denver, CO  80271

 Apple Graphics                                        76                        76           9.482                9           0
 P.O. Box 1509; Dayton, OH  45413

 Argrove Box Company                                   18                        18           2.246                2           0
 P.O. Box 14015; Dayton, OH  43017

 Arius                                                101                       101          12.601               12          12
 2709 Electronic Lane, Dallas, Texas  75220

 Arjay                                                  6                         6           0.749                0           0
 7400 Cedar Avenue, Minneapolis, MN  55423

 Associated Spring/Raymond                             15                        15           1.871                1           0
 P.O. Box 77152, Detroit, MI  48277

DIAMOND ELECTRONICS, INC SHAREHOLDER LIST - WITH CONVERSION TO ULTRAK STOCK:
PAGE 2

***************************************************************************
*                                                                         *
*  ASSUMPTIONS:  1.] 600,000 ULTRAK SHARES EXCHANGED                      *
*                                                                         *
***************************************************************************



                                                                                                                     Ultrak # of
                                                                       Diamond # of Ultrak # of     Ultrak # of      Shares
                                                          # of Shares  Shares after Shares Prelim.  Shares Prelim.   Final after
                                            Diamond       Options/     Options/     B/4 Fractional  after Fractional 10 and Less
              Shareholder Name              # of Shares   Warrants to  Warrants     Shares          Shares           Shares
           Address/City/State/Zip           @ 12/31/94    Exercise     Exercised    Eliminated      Eliminated       Cashed Out
 -----------------------------------------  -----------   -----------  ------------ --------------  ---------------- ----------
 Astro Industries                                     992                       992         123.762              123         123
 4403 Dayton Xenia Road, Dayton, OH  45432

 ATT                                                1,137                     1,137         141.853              141         141
 P.O. Box 93366, Chicago, IL  60673

 Automatic Data Processing                            190                       190          23.704               23          23
 3660 Corporate Drive, Columbus, OH  43229

 Avis                                                 929                       929         115.902              115         115
 Box 772, Garden City, NJ  11530

 BH Electronics                                        37                        37           4.616                4           0
 12219 Wood Lake Drive, Burnsville, MN 55337

 Bailey, Thelma                                        19                        19           2,370                2           0
 1025 Carroll Eastern Rd NW, Lancaster, OH 43130

 Baker, Tim                                           670                       670          83.589               83          83
 5025 Ireland Road, Lancaster, OH  43130

 Basic Distribution                                    17                        17           2.121                2           0
 707 Slocum Street, Lancaster, OH 43130

 Baxter, Clara                                        145                       145          18.090               18          18
 7360 Cinci-Zanevl Rd, Lancaster, OH 43130

 Bearings, Inc.                                        38                        38           4.741                4           0
 1850 Lone Eagle St, Columbus, OH  43228

 Bell Industries, Inc.                              1,205                     1,205         150.336              150         150
 444 Windsor Park Drive, Dayton, OH 45459

 Bennett, Deborah                                     142                       142          17.716               17          17
 1400 Graylock St, Lancaster, OH 43130

 Berman, Martha L.                                  4,400                     4,400         548.946              548         548
 12 East 90th St #4B, New York, NY 10128-0654

 Biddinger, John W.                               363,473       16,893      380,366      47,454.607           47,454      47,454
 9121 Spring Hollow Dr, Indianapolis, IN 46260

 Biddinger, Karen E.                               15,000        4,000       19,000       2,370.447            2,370       2,370
 2020 Lincoln Park West 7C, Chicago, IL 60614

DIAMOND ELECTRONICS, INC SHAREHOLDER LIST - WITH CONVERSION TO ULTRAK STOCK:
PAGE 3

***************************************************************************
*                                                                         *
*  ASSUMPTIONS:  1.] 600,000 ULTRAK SHARES EXCHANGED                      *
*                                                                         *
***************************************************************************



                                                                                                                     Ultrak # of
                                                                       Diamond # of Ultrak # of     Ultrak # of      Shares
                                                          # of Shares  Shares after Shares Prelim.  Shares Prelim.   Final after
                                            Diamond       Options/     Options/     B/4 Fractional  after Fractional 10 and Less
              Shareholder Name              # of Shares   Warrants to  Warrants     Shares          Shares           Shares
           Address/City/State/Zip           @ 12/31/94    Exercise     Exercised    Eliminated      Eliminated       Cashed Out
 -----------------------------------------  -----------   -----------  ------------ --------------  ---------------- ----------
 Biddinger, Katherine J.                           15,000        4,000       19,000       2,370.447            2,370       2,370
 1352 Texas Ave South, Minneapolis, MN 55426

 Biddinger, Margaret H.                           637,637                   637,637      79,551.836           79,551      79,551
 9121 Spring Hollow Dr, Indianapolis, IN 46260

 Biddinger Investment Capital                           0                         0           0.000                0           0
 9102 N. Meridian St #500, Indianapolis, IN 46260

 Biebel & French                                    6,709                     6,709         837.017              837         837
 2500 Kettering Tower, Dayton, OH 45423

 Black Box Corporation                                 74                        74           9.232                9           0
 P.O. Box 12800, Pittsburgh, PA  15241

 Blanket Security                                     117                       117          14.597               14          14
 6750 Poplar Ave Suite 110, Memphis, TN 38138

 Bloom, Jeffrey                                       226                       226          28,196               28          28
 1703 Graylock St, Lancaster, OH 43130

 Blue Ash Electronics                                  45                        45           5.614                5           0
 7260 Edington Drive, Cincinnati, OH 45249

 Blue Chip Fasteners                                  163                       163          20.336               20          20
 4060 Webster St, Cincinnati, OH 45212-2706

 Boley, Robert A.                                     728                       728          90.826               90          90
 1494 Deercreek Court, Worthington, OH 43085

 Blote, Michael                                       675                       675          84.213               84          84
 8043 West Ohio State Lane, Lancaster, OH 43130

 Bopla Enclosures                                      51                        51           6.363                6           0
 7330 Executive Way, Frederick, MD 21701

 Bradley, B.B.                                        118                       118          14.722               14          14
 7755 Crile Road, Painesville, OH  44077

 Brazos Components Inc.                                54                        54           6.737                6           0
 P.O. Box 460 Bldg 363, Mineral Wells, TX 76067

DIAMOND ELECTRONICS, INC SHAREHOLDER LIST - WITH CONVERSION TO ULTRAK STOCK:
PAGE 4

***************************************************************************
*                                                                         *
*  ASSUMPTIONS:  1.] 600,000 ULTRAK SHARES EXCHANGED                      *
*                                                                         *
***************************************************************************



                                                                                                                     Ultrak # of
                                                                       Diamond # of Ultrak # of     Ultrak # of      Shares
                                                          # of Shares  Shares after Shares Prelim.  Shares Prelim.   Final after
                                            Diamond       Options/     Options/     B/4 Fractional  after Fractional 10 and Less
              Shareholder Name              # of Shares   Warrants to  Warrants     Shares          Shares           Shares
           Address/City/State/Zip           @ 12/31/94    Exercise     Exercised    Eliminated      Eliminated       Cashed Out
 -----------------------------------------  -----------   -----------  ------------ --------------  ---------------- ----------
 Bresler, Karen                                        71                        71           8.858                8           0
 1232 Eighth Ave, Lancaster, OH 43130

 Brown & Morrison                                     456                       456          56.891               56          56
 P.O. Box 240827, Charlotte, NC  28224

 Browns Creek Corporation                           5,500                     5,500         686.182              686         686
 631 2nd Ave South, Nashville, TN  37210

 Burlington Air Express                                83                        83          10.355               10           0
 1000 New Holland Ave, Pittsburgh, PA 15250

 Calandra Industrial Supply                           201                       201          25.077               25          25
 Box 186, 192 Quarry Rd, Lancaster, OH 43130

 Call Dram Company                                     60                        60           7.486                7           0
 330 21st Avenue, San Francisco, CA  92017

 Capitol Bankers Life                                 124                       124          15.470               15          15
 P.O. Box 19191, Greensville, SC  29602-9191

 Cardinal Container Corp.                             820                       820         102.304              102         102
 P.O. Box 07868, Columbus, OH  43207

 Cellular One/New Par                                 104                       104          12.975               12          12
 350 East Wilson Bridge Rd, Worthington, OH 43085

 Central Ohio Welding Inc.                            734                       734          91.574               91          91
 1875 Progress Ave, Columbus, OH 43207

 Christy, Virginia                                    161                       161          20.086               20          20
 4180 Lithopolis Rd, Lancaster, OH 43130

 Cincinnati Gasket                                     65                        65           8.109                8           0
 40 Illinois Ave, Reading, Cincinnati, OH 45215

 City Securities Corp.                             50,400       48,000       98,400      12,276.422           12,276      12,276
 P.O. Box 44992, Indianapolis, IN 46204

 Clover, Judd                                         445                       445          55.518               55          55
 302 East Allen St, Lancaster, OH  43130

 Collins, Evelyn L.                                   690                       690          86.085               86          86
 2527 Lanc-Kirkrsvl Rd NW, Lancaster, OH 43130

DIAMOND ELECTRONICS, INC SHAREHOLDER LIST - WITH CONVERSION TO ULTRAK STOCK:
PAGE 5

***************************************************************************
*                                                                         *
*  ASSUMPTIONS:  1.] 600,000 ULTRAK SHARES EXCHANGED                      *
*                                                                         *
***************************************************************************



                                                                                                                     Ultrak # of
                                                                       Diamond # of Ultrak # of     Ultrak # of      Shares
                                                          # of Shares  Shares after Shares Prelim.  Shares Prelim.   Final after
                                            Diamond       Options/     Options/     B/4 Fractional  after Fractional 10 and Less
              Shareholder Name              # of Shares   Warrants to  Warrants     Shares          Shares           Shares
           Address/City/State/Zip           @ 12/31/94    Exercise     Exercised    Eliminated      Eliminated       Cashed Out
 -----------------------------------------  -----------   -----------  ------------ --------------  ---------------- ----------
 Columbia Gas                                           2                         2           0.250                0           0
 P.O. Box 182007, Columbus, OH 43218

 Columbus & Southern                                   99                        99          12.351               12          12
 P.O. Box 1440, Columbus, OH 43216

 Commercial Optical                                 1,116                     1,116         139.233              139         139
 118 Bridge St, Huntington WV 24700

 Commercial Printing                                  162                       162          20.211               20          20
 P.O. Box 2550, Lancaster, OH  43130

 Compax                                                35                        35           4.367                4           0
 P.O. Box 10083, Haija Pay Israel, 26110

 Computer Products Inc.                           625,667                   625,667      78,058,454           78,058      78,058
 7900 Glad Road, Boca Raton, FL  33434

 Con Way Central Express                               39                        39           4.866                4           0
 P.O. Box 5160, Portland, OR  97208

 Conkey, Michael                                      163                       163          20.336               20          20
 165 Mt. Ida Ave, Lancaster, OH 43130

 Conrac Corporation                                   950                       950         118.522              118         118
 1724 South Mountain Ave, Duarte, CA 91010

 Control Design Supply                                 45                        45           5.614                5           0
 5508 Elmwood Ave #303, Indianapolis, IN 46203

 Coopers & Lybrand                                  3,070                     3,070         383.014              383         383
 Department 1160, Pittsburgh, PA  15264

 Copco Papers                                       1,648                     1,648         205.605              205         205
 P.O. Box 16533, Columbus, OH  43216

 Craig Brothers                                     8,914                     8,914       1,112.114            1,112       1,112
 P.O. Box 395, Carroll, OH  43112

 CT Corporation Systems                                40                        40           4.990                4           0
 P.O. Box 1544, Grand Central Sta, New
 York, NY 10163

 Custom Bobbin Windings                                48                        48           5.988                5           0
 P.O. Box 2369, Zanesville, OH  43702

DIAMOND ELECTRONICS, INC SHAREHOLDER LIST - WITH CONVERSION TO ULTRAK STOCK:
PAGE 6

***************************************************************************
*                                                                         *
*  ASSUMPTIONS:  1.] 600,000 ULTRAK SHARES EXCHANGED                      *
*                                                                         *
***************************************************************************



                                                                                                                     Ultrak # of
                                                                       Diamond # of Ultrak # of     Ultrak # of      Shares
                                                          # of Shares  Shares after Shares Prelim.  Shares Prelim.   Final after
                                            Diamond       Options/     Options/     B/4 Fractional  after Fractional 10 and Less
              Shareholder Name              # of Shares   Warrants to  Warrants     Shares          Shares           Shares
           Address/City/State/Zip           @ 12/31/94    Exercise     Exercised    Eliminated      Eliminated       Cashed Out
 -----------------------------------------  -----------   -----------  ------------ --------------  ---------------- ----------
 Custom Coil & Transformer                            521                       521          65.000               65          65
 P.O. Box 3277, Zanesville, OH  43702

 D&B Power                                          1,178                     1,178         146.968              146         146
 P.O. Box 40M, Bayshore, NY  11706

 Davies, Robert N.                                 367,475                   367,475      45,846.321           45,846      45,846
 3307 Bay Road North, Indianapolis, IN 46240

 Delille Oxygen                                         5                         5           0.624                0           0
 701 South Columbus St, Lancaster, OH 43130

 Deltec Corporation                                    38                        38           4.741                4           0
 2738 Kurtz St, San Diego, CA  92110

 DHL Airway                                            79                        79           9.856                9           0
 333 Twin Dolphin Dr, Redwood City, CA 94065

 Diamond Power Specialty                            1,236                     1,236         154.204              154         154
 2600 East Main St, Lancaster, OH  43130

 Digital Equipment Corp.                              766                       766          95.566               95          95
 5231 Grand Ave, Davenport, IA 52807-1014

 Downour, Cheryl                                      148                       148          18.465               18          18
 872 Valley View Dr, Lancaster, OH  43130

 Druck, Diane M.                                    4,950                     4,950         617.564              617         617
 5727 Broadway St, Indianapolis, IN  46220

 Druck, Justin M.                                  27,500                    27,500       3,430.911            3,430       3,340
 2401 North Street, Logansport, IN  46947

 Duk Woo Electronics, Inc.                        180,148                   180,148      22,475.333           22,475      22,475
 073-40 Bong Chun-Dong 3.4 Fl. Bon Chun Bldg.
 Kwanak-Ku, Soeul, 151-060 Korea

 Duncan, Jerry E.                                   8,800                     8,800       1,097.891            1,097       1,097
 401 Cactus Drive, Key West, FL  33040

 Dunn & Bradstreet                                     69                        69           8.608                8           0
 299 Park Ave, New York, NY  10101

DIAMOND ELECTRONICS, INC SHAREHOLDER LIST - WITH CONVERSION TO ULTRAK STOCK:
PAGE 7

***************************************************************************
*                                                                         *
*  ASSUMPTIONS:  1.] 600,000 ULTRAK SHARES EXCHANGED                      *
*                                                                         *
***************************************************************************



                                                                                                                     Ultrak # of
                                                                       Diamond # of Ultrak # of     Ultrak # of      Shares
                                                          # of Shares  Shares after Shares Prelim.  Shares Prelim.   Final after
                                            Diamond       Options/     Options/     B/4 Fractional  after Fractional 10 and Less
              Shareholder Name              # of Shares   Warrants to  Warrants     Shares          Shares           Shares
           Address/City/State/Zip           @ 12/31/94    Exercise     Exercised    Eliminated      Eliminated       Cashed Out
 -----------------------------------------  -----------   -----------  ------------ --------------  ---------------- ----------
 Dwyer Instrument                                      81                        81          10.106               10           0
 P.O. Box 373, Michigan City, IN  46360

 Eagle Convex Glass Co.                               181                       181          22.582               22          22
 P.O. Box 1340, Clarksburg, WV  26302

 East Coast Camera Center                              45                        45           5.614                5           0
 236 Beach 87th St, Roakaway Beach, NY 1693

 Edgington, Estella                                   279                       279          34.808               34          34
 551 W. Sixth Ave, Lancaster, OH  43130

 Electro Marketing                                    988                       988         123.263              123         123
 10 Cornwall Drive, Westfield, NY  07090

 Electro Mechanical                                    84                        84          10.480               10           0
 11411 Bradley Ave, Pacoma, CA  91331

 Electromech Inc.                                     214                       214          26.699               26          26
 1 Cordier St, Irvington, NY 07111-4009

 Electronic Security Sys                               83                        83          10.355               10           0
 13537 Gratiot, Detroit, MI  48205

 Electronic Service Parts                             168                       168          20.960               20          20
 2901 East Washington St, Indianapolis, IN 46201

 Electronics Marketing Corp.                        2,701                     2,701         336.978              336         336
 Corp. Processing Dept, 0828, Columbus, OH
 43271

 Elmwood Sensors, Inc.                                 60                        60           7.486                7           0
 500 Narragansett Park Dr, Pawtucket, RI 02861

 Emery Freight                                         66                        66           8.234                8           0
 Box 1959, Scranton, PA  18577

 Enyart, Jim                                          741                       741          92.447               92          92
 118 Marks Ave, Lancaster, OH  43130

 Esro                                                  10                        10           1.248                1           0
 5364 Ehrlich Rd, Suite 222, Tampa, FL 33625

DIAMOND ELECTRONICS, INC SHAREHOLDER LIST - WITH CONVERSION TO ULTRAK STOCK:
PAGE 8

***************************************************************************
*                                                                         *
*  ASSUMPTIONS:  1.] 600,000 ULTRAK SHARES EXCHANGED                      *
*                                                                         *
***************************************************************************



                                                                                                                     Ultrak # of
                                                                       Diamond # of Ultrak # of     Ultrak # of      Shares
                                                          # of Shares  Shares after Shares Prelim.  Shares Prelim.   Final after
                                            Diamond       Options/     Options/     B/4 Fractional  after Fractional 10 and Less
              Shareholder Name              # of Shares   Warrants to  Warrants     Shares          Shares           Shares
           Address/City/State/Zip           @ 12/31/94    Exercise     Exercised    Eliminated      Eliminated       Cashed Out
 -----------------------------------------  -----------   -----------  ------------ --------------  ---------------- ----------
 Eversole, Donald                                     185                       185          23.081               23          23
 165 Timber Ridge Dr, Pickerington, OH
 43147-1175

 Exair Corporation                                  1,442                     1,442         179.904              179         179
 1250 Century Circle North, Cincinnati, OH 45246

 FEMCO                                                607                       607          75.370               75          75
 P.O. Box 640349, Pittsburgh, PA  15264

 Fenton, A.W.                                          36                        36           4.491                4           0
 P.O. Box 73919, Cleveland, OH  44193

 Ferrero, Louis P.                                  8,800                     8,800       1,097.891            1,097       1,097
 P.O. Box 40888, Indianapolis, IN  46240

 Filtrine Manufacturing                             4,821                     4,821         601.470              601         601
 10 Main St, Harrisville, NH  03450

 Fioto, Fred                                          428                       428          53.397               53          53
 29065 Evans Road, Logan, OH  43138

 Fluid Technology                                     702                       702          87.582               87          87
 1315 Nelson St Unit H, Lakewood, CO  80215

 Fournier Rubber & Supply                              48                        48           5.988                5           0
 1341 Norton Ave, Columbus, OH  43212

 Freeman, (Woltz) Paula                               105                       105          13.100               13          13
 1311 West Fair Ave, Lancaster, OH  43130

 Frontier Foundries                                 1,457                     1,457         181.776              181         181
 P.O. Box 627, Titusville, PA  16354

 Fujinon Inc.                                       6,042                     6,042         753.802              753         753
 10 High Point Drive, Wayne, NJ  07470

 Gano, Merry Melody                                   177                       177          22.083               22          22
 324 West Fair Ave, Lancaster, OH  43130

 Garrock                                              819                       819         102.179              102         102
 6650 Busch Blvd, Columbus, OH  43229

 General Machine & Mould                              935                       935         116.651              116         116
 627 East Main St, Lancaster, OH  43130

DIAMOND ELECTRONICS, INC SHAREHOLDER LIST - WITH CONVERSION TO ULTRAK STOCK:
PAGE 9

***************************************************************************
*                                                                         *
*  ASSUMPTIONS:  1.] 600,000 ULTRAK SHARES EXCHANGED                      *
*                                                                         *
***************************************************************************



                                                                                                                     Ultrak # of
                                                                       Diamond # of Ultrak # of     Ultrak # of      Shares
                                                          # of Shares  Shares after Shares Prelim.  Shares Prelim.   Final after
                                            Diamond       Options/     Options/     B/4 Fractional  after Fractional 10 and Less
              Shareholder Name              # of Shares   Warrants to  Warrants     Shares          Shares           Shares
           Address/City/State/Zip           @ 12/31/94    Exercise     Exercised    Eliminated      Eliminated       Cashed Out
 -----------------------------------------  -----------   -----------  ------------ --------------  ---------------- ----------
 GFS Manufacturing                                    452                       452          56.392               56          56
 P.O. Box 1409, Dover, NH  03820

 GL Coulter Sales                                   1,356                     1,356         169.175              169         169
 444 Barneys Joy Road 5, Dartmouth, MA 02748

 Glicks Furniture                                      38                        38           4.741                4           0
 1800 East 5th Ave, Columbus, OH  43219

 Gorman, Inc. Frank W.                                238                       238          29.693               29          29
 P.O. Box 223, El Paso, TX  79942

 Gossell, Russell                                     156                       156          19.463               19          19
 464 Shoshone Dr, Lancaster, OH  43130

 Gossel, Chuck                                        379                       379          47.284               47          47
 2322 Coonpath Road, Lancaster, OH  43130

 Grayhill Inc.                                        155                       155          19.338               19          19
 P.O. Box 4913, Chicago, IL  60630

 Gray, F.J. Company                                   646                       646          80.595               80          80
 139-24 Queens Blvd, Jamaica, NY  11435

 Guinan, Lana                                         226                       226          28.196               28          28
 721 Neil Ave, Lancaster, PA  43130

 Guinan, Mark                                         314                       314          39.175               39          39
 721 Neil Ave, Lancaster, PA  43130

 Harvey, Anthony                                      173                       173          21.584               21          21
 1076 Rockport Drive, Carol Stream, IL
 60188-2986

 Helen's Flowers                                       37                        37           4.616                4           0
 936 Prestige Blvd, Lancaster, OH  43130

 Hendershot, Bill                                     983                       983         122.639              122         122
 1465 Hillbrook Drive, Lancaster, OH  43130

 Hersh Packing & Rubber                               316                       316          39.424               39          39
 P.O. Box 186 Canal, Winchester, OH  43110

 Hertz Corporation                                    153                       153          19.088               19          19
 P.O. Box 26141, Oklahoma City, OK  73126

DIAMOND ELECTRONICS, INC SHAREHOLDER LIST - WITH CONVERSION TO ULTRAK STOCK:
PAGE 10

***************************************************************************
*                                                                         *
*  ASSUMPTIONS:  1.] 600,000 ULTRAK SHARES EXCHANGED                      *
*                                                                         *
***************************************************************************



                                                                                                                     Ultrak # of
                                                                       Diamond # of Ultrak # of     Ultrak # of      Shares
                                                          # of Shares  Shares after Shares Prelim.  Shares Prelim.   Final after
                                            Diamond       Options/     Options/     B/4 Fractional  after Fractional 10 and Less
              Shareholder Name              # of Shares   Warrants to  Warrants     Shares          Shares           Shares
           Address/City/State/Zip           @ 12/31/94    Exercise     Exercised    Eliminated      Eliminated       Cashed Out
 -----------------------------------------  -----------   -----------  ------------ --------------  ---------------- ----------
 Hewlett Packard                                      299                       299          37.303               37          37
 P.O. Box 44548, San Francisco, CA  94144

 Hill, Christopher                                    355                       355          41.795               41          41
 4975 Jacobs Ladder, Lancaster, PA  43130

 Hinton's Sunoco                                       41                        41           5.115                5           0
 1100 North Memorial Dr, Lancaster, OH 43130

 Hirschfeld, Stanley E.                            13,200                    13,200       1,646.837            1,646       1,646
 7273 Waterview Point, Noblesville, IN 46060

 HISCO                                                 51                        51           6.363                6           0
 1024 South Arlington St, Akron, OH  44306

 Hoffesetter, J.C.                                    126                       126          15.720               15          15
 5244 Springboro Rd, Dayton, OH  45439

 Holter, Russell                                      378                       378          47.159               47          47
 2960 Sitterly Rd Rt 2 Canal, Winchester,
 OH  43110

 Honsberger, Peggy                                    276                       276          34.434               34          34
 2255 Lucille Dr NE, Lancaster, OH  43130

 Howdyshell, Victor                                    37                        37           4.616                4           0
 41550 Cob Hollow-Fruitdale, Nelsonville,
 OH  45676

 Hughes, Peters Inc.                                  404                       404          50.403               50          50
 1991 Stanford Rd, Columbus, OH  43212

 HULS Printing                                        186                       186          23.205               23          23
 P.O. Box 310, Logan, OH  43138

 Hurricane Electronics Lab                             55                        55           6.862                6           0
 P.O. Box 1280, Hurricane, UT  84737

 Image Memory Systems                                  51                        51           6.363                6           0
 6000 Webster St, Dayton, OH  45414

 Indiana University Found.                         52,800                    52,800       6,587.348            6,587       6,587
 Showalter House, Box 500, Bloomington, IN 47402

DIAMOND ELECTRONICS, INC SHAREHOLDER LIST - WITH CONVERSION TO ULTRAK STOCK:
PAGE 11

***************************************************************************
*                                                                         *
*  ASSUMPTIONS:  1.] 600,000 ULTRAK SHARES EXCHANGED                      *
*                                                                         *
***************************************************************************



                                                                                                                     Ultrak # of
                                                                       Diamond # of Ultrak # of     Ultrak # of      Shares
                                                          # of Shares  Shares after Shares Prelim.  Shares Prelim.   Final after
                                            Diamond       Options/     Options/     B/4 Fractional  after Fractional 10 and Less
              Shareholder Name              # of Shares   Warrants to  Warrants     Shares          Shares           Shares
           Address/City/State/Zip           @ 12/31/94    Exercise     Exercised    Eliminated      Eliminated       Cashed Out
 -----------------------------------------  -----------   -----------  ------------ --------------  ---------------- ----------
 Instant Replay Video                                 855                       855         106.670              106         106
 5950 Steubenville Pike, Robinson Township,
 PA 15136

 Instrument Technology                             26,835                    26,835       3,347.945            3,347       3,347
 P.O. Box 381, Westfield, MA  01086

 Intermountain                                         25                        25           3.119                3           0
 11079 Random Valley Circle, Parker, CO
 80134-6010

 International Space Optics                         9,792                     9,792       1,221.654            1,221       1,221
 5732 Engineer Dr, Huntington Beach, CA 92649

 Issel, Daniel P.                                  17,600                    17,600       2,195.783            2,195       2,195
 10163 E. Fair Circle, Englewood, CO  8011

 J.F. Hopkins & Assoc.                                153                       153          19.088               19          19
 1324 Stimmel Road, Columbus, OH  43223

 JL Industrial Supply Co.                               9                         9           1.123                1           0
 31800 Industrial Rd, Livonia, MI  48151

 JR Signs                                              25                        25           3.119                3           0
 87 Front St, Groveport, OH  43125

 JR Woodruff Co.                                    5,948                     5,948         742.075              742         742
 P.O. Box 19548, Houston, TX  77024

 Jas A. Murphy & Co. Inc.                              18                        18           2.246                2           0
 1421 High St, Hamilton, OH  45011

 Johnson, Dr. & Mrs. Earl                          17,600                    17,600       2,195.783            2,195       2,195
 11704 Oak Tree Way, Carmel, IN  46032

 Kailay International Corp.                           508                       508          63.378               63          63
 17F, 695, TUN HUA S Rd Taipei, Taiwan, ROC

 Kansas City Equip. Co.                               512                       512          63.877               63          63
 P.O. Box 6823, Shawnee Mission, KS  66207

 Karl, James K.                                     8,800                     8,800       1,097.891            1,097       1,097
 519 East 10th St #200, Bloomington, IN 47408

 Kern, B. Keith                                       100                       100          12.476               12          12
 10909 OCG Lane, Roseville, OH  43777

DIAMOND ELECTRONICS, INC SHAREHOLDER LIST - WITH CONVERSION TO ULTRAK STOCK:
PAGE 12

***************************************************************************
*                                                                         *
*  ASSUMPTIONS:  1.] 600,000 ULTRAK SHARES EXCHANGED                      *
*                                                                         *
***************************************************************************



                                                                                                                     Ultrak # of
                                                                       Diamond # of Ultrak # of     Ultrak # of      Shares
                                                          # of Shares  Shares after Shares Prelim.  Shares Prelim.   Final after
                                            Diamond       Options/     Options/     B/4 Fractional  after Fractional 10 and Less
              Shareholder Name              # of Shares   Warrants to  Warrants     Shares          Shares           Shares
           Address/City/State/Zip           @ 12/31/94    Exercise     Exercised    Eliminated      Eliminated       Cashed Out
 -----------------------------------------  -----------   -----------  ------------ --------------  ---------------- ----------
 Kern, Russ                                           765                       765          95.442               95          95
 14 Chaney St, Roseville, OH  43777

 Kern, Terry                                           84                        84          10.480               10           0
 242 Sand Street, Crooksville, OH
 43731-1227

 Kevelder, Dana                                     1,052                     1,052         131.248              131         131
 226 Parkwood Dr, Pickerington, OH  43147

 Key Blue Print Inc.                                  217                       217          27.073               27          27
 195 East Livingston Ave, Columbus, OH 43215

 Kirby, Robert                                        821                       821         102.428              102         102
 164 Elmwood Ave, Columbus, OH  43130

 Kleinhuis (HKL)                                       26                        26           3.244                3           0
 Dept L-722, Columbua, OH  43260

 Koehler, H. Charles                              634,801                   634,801      79,198.015           79,198      79,198
 P.O. Box 2767, Indianapolis, IN  46206

 Kula, Pat                                            340                       340          42.419               42          42
 3816 Cass Creek Ct, Groveport, OH  43125

 L & B Investments                                 61,411                    61,411       7,661.660            7,661       7,661
 9100 Keystone Crossing, Indianapolis, IN 46240

 Lacrosse, James                                   17,600                    17,600       2,195.783            2,195       2,195
 7915 Morningside Dr, Indianapolis, IN 46240

 Lancaster Electro Plating                             25                        25           3.119                3           0
 P.O. Box 367, Lancaster, OH  43130

 Lancaster Hospital                                    50                        50           6.238                6           0
 401 North Ewing St, Lancaster, OH  43130

 Lancaster Restaurant Supply                          194                       194          24.204               24          24
 664 South Columbus St, Lancaster, OH 43130

 Lasky, Marven M.                                   4,400                     4,400         548.946              548         548
 9476 Tamarack Dr, Indianapolis, IN  46260

 Lathrop-Trotter Co.                                  397                       397          49.530               49          49
 5006 Barrow Ave, Cincinnati, OH  45209

DIAMOND ELECTRONICS, INC SHAREHOLDER LIST - WITH CONVERSION TO ULTRAK STOCK:
PAGE 13

***************************************************************************
*                                                                         *
*  ASSUMPTIONS:  1.] 600,000 ULTRAK SHARES EXCHANGED                      *
*                                                                         *
***************************************************************************



                                                                                                                     Ultrak # of
                                                                       Diamond # of Ultrak # of     Ultrak # of      Shares
                                                          # of Shares  Shares after Shares Prelim.  Shares Prelim.   Final after
                                            Diamond       Options/     Options/     B/4 Fractional  after Fractional 10 and Less
              Shareholder Name              # of Shares   Warrants to  Warrants     Shares          Shares           Shares
           Address/City/State/Zip           @ 12/31/94    Exercise     Exercised    Eliminated      Eliminated       Cashed Out
 -----------------------------------------  -----------   -----------  ------------ --------------  ---------------- ----------
 L-Com                                                 20                        20           2.495                2           0
 1755 Osgood St. North Andover, MA 01845

 Lee Spring Co.                                        20                        20           2.495                2           0
 1-462 62nd Street, New York, NY 11219

 Litton Poly-Scientific                             5,137                     5,137         640.894              640         640
 1213 North Main Street, Blackburg, VA 24060

 Lowes of Ohio                                        134                       134          16.718               16          16
 1921 Riverway Dr., Lancaster, OH 43130

 M C G Electronics                                     39                        39           4.866                4           0
 12 Burt Dr., Deer Park, NY  11729

 Magnetic Spring Water Co.                             84                        84          10.480               10           0
 1801 Lone Eagle St., Columbus, OH 43228
 446 Blake Street; New Haven, CT  06515

 Mahrdt, J. Kurt Jr.                               25,300                    25,300       3,156.438            3,156       3,156
 7807 Mystic Bay Dr., Indianapolis, IN 46240
 300 St. Paul Place; Baltimore, MD  21202-2183

 Marshall, Loretta                                    274                       274          34.184               34          34
 2231 Lucille Dr., NE, Lancaster, OH 43130
 MS-1 6-55, Box 3608; Harrisburg, PA
 17105-3608

 Mason, Jim                                           284                       284          35.432               35          35
 76732 Eighth St. Rd., Newcomerstown, OH 43832
 840 S. Patterson, Box 832; Dayton, OH 45401

 May Tech Associates                                   88                        88          10.979               10           0
 285 Concord Rd., Marlboro, MA 01752

 McGlaughlin Oil Co.                                   84                        84          10.480               10           0
 3750 East Livignston Ave., Columbus, OH 43227
 P.O. Box 1509; Dayton, OH  45413

 MCI Telecommunications                               430                       430          53.647               53          53
 P.O. Box 85570, Lousiville, KY 40285

 MCI/Telefax Service                                2,804                     2,804         349.828              349         349
 P.O. Box 41729, Philadelphia, PA 19101

 MCI/Western Union Int.                                18                        18           2.246                2           0
 P.O. Box 41729, Philadelphia, PA 19101

 McJunkin Corporation                                   6                         6           0.749                0           0
 Dept. L-300P Pittsburgh, PA 15264

DIAMOND ELECTRONICS, INC SHAREHOLDER LIST - WITH CONVERSION TO ULTRAK STOCK:
PAGE 14

***************************************************************************
*                                                                         *
*  ASSUMPTIONS:  1.] 600,000 ULTRAK SHARES EXCHANGED                      *
*                                                                         *
***************************************************************************



                                                                                                                     Ultrak # of
                                                                       Diamond # of Ultrak # of     Ultrak # of      Shares
                                                          # of Shares  Shares after Shares Prelim.  Shares Prelim.   Final after
                                            Diamond       Options/     Options/     B/4 Fractional  after Fractional 10 and Less
              Shareholder Name              # of Shares   Warrants to  Warrants     Shares          Shares           Shares
           Address/City/State/Zip           @ 12/31/94    Exercise     Exercised    Eliminated      Eliminated       Cashed Out
 -----------------------------------------  -----------   -----------  ------------ --------------  ---------------- ----------
 McKeever Electric                                     78                        78           9.731                9           0
 375 North Grant Ave., Columbus, OH 43215

 McKenzie, Eugene                                  19,131                    19,131       2,386.791            2,386       2,386
 1014 King St., Lancaster, OH 43130

 McMaster-Carr Supply Co.                             168                       168          20.960               20          20
 P.O. Box 7690, Chicago, IL 60680

 Mentzell Electric                                     87                        87          10.854               10           0
 271 Route 380 West Apollo, PA 15613

 Mid Ohio Electric                                     70                        70           8.733                8           0
 1170 McKinely Ave., Columbus, OH 43222

 Mid South                                             37                        37           4.616                4           0
 4796 Pontchartrain Dr., Slidell, LA  70459

 Midstate Sales, Inc.                                  12                        12           1.497                1           0
 Corp Processing Dept., Columbus, OH 43271

 Minnesota Mining & Mfg.                              330                       330          41.171               41          41
 10260 Alliance Rd., #300, Cincinnati, OH 45250
 5025 Ireland Road, Lancaster, OH  43130

 Mitchell, Russell G.                              10,000                    10,000       1,247.604            1,247       1,247
 300 Fallriver Dr., Reynoldsburg, OH 43068

 Montgomery, Paricia                                  257                       257          32.063               32          32
 1380 Sugar Grove Rd., Lancaster, OH 43130
 7360 Cinci-Zanevl Rd, Lancaster, OH 43130

 Moore, Glenn W.                                       59                        59           7.361                7           0
 121 Wilson Ave., Lancaster, OH 43130
 1850 Lone Eagle St, Columbus, OH  43130

 Motion Industries                                  1,607                     1,607         200.490              200         200
 P.O. Box 27, Lancaster, OH 43130
 444 Windsor Park Drive, Dayton, OH 45459

 Muirhead, Judith D.                              135,850                   135,850      16,948.698           16,948      16,948
 710 Forest Blvd., Zionsville, IN 46077

 Muirhead, William III                            653,120                   653,120      81,483.501           81,483      81,483
 304 Long Cove Dr., Hilton Head, SC 29928

DIAMOND ELECTRONICS, INC SHAREHOLDER LIST - WITH CONVERSION TO ULTRAK STOCK:
PAGE 15

***************************************************************************
*                                                                         *
*  ASSUMPTIONS:  1.] 600,000 ULTRAK SHARES EXCHANGED                      *
*                                                                         *
***************************************************************************



                                                                                                                     Ultrak # of
                                                                       Diamond # of Ultrak # of     Ultrak # of      Shares
                                                          # of Shares  Shares after Shares Prelim.  Shares Prelim.   Final after
                                            Diamond       Options/     Options/     B/4 Fractional  after Fractional 10 and Less
              Shareholder Name              # of Shares   Warrants to  Warrants     Shares          Shares           Shares
           Address/City/State/Zip           @ 12/31/94    Exercise     Exercised    Eliminated      Eliminated       Cashed Out
 -----------------------------------------  -----------   -----------  ------------ --------------  ---------------- ----------
 Murdock, Greg                                        103                       103          12.850               12          12
 2982 Meadowbrook Dr., Lancaster, OH

 N&S Enterprises                                    8,800                     8,800       1,097.891            1,097       1,097
 203 Brandywine Rd Ole Hickery, TN 37138

 National Utility Service                           5,664                     5,664         706.643              706         706
 P.O. Box 712 Park Ridge, NJ 07656

 Newark Electronics                                 7,469                     7,469         931.835              931         931
 1350 West 5th Ave, Columbus, OH  43212

 Norman, Steve                                      1,100                     1,100         137.236              137         137
 P.O. Box 150991, Nashville, TN  37215

 North Hills Electronics                              400                       400          49.904               49          49
 575 Underhill Blvd, Syosset, NY  11791-3416

 Muriel, Jacob                                        486                       486          60.634               60          60
 16 Choma Umigdal St, Qyriat Chaim Israel, 26268

 Ohio Bell Telephone                                  557                       557          69.492               69          69
 45 Erieview Plaza, RM 942, Cleveland, OH 44114

 Ohio Counting Scale South                             61                        61           7.610                7           0
 4833 Business Center Way, Cincinnati, OH 45246

 Ohio Fluid Power                                      22                        22           2.745                2           0
 19768 Progress Drive, Strongville, OH 44136

 Ohio Foundry                                         173                       173          21.584               21          21
 240 SW Avenue, Talladge, OH  44278

 Omni Controls                                        651                       651          81.219               81          81
 13540 N. Florida Ave #103, Tampa, FL 33613

 Osborne, Thomas S.                                26,400                    26,400       3,293.674            3,293       3,293
 1119 Keystone Way, Carmel, IN  46032

 Oyl-Air Company                                      620                       620          77.351               77          77
 28196 Scippo Creek Rd, Circleville, OH 43113

 P I Rod Inc.                                         492                       492          61.382               61          61
 P.O. Box 128, Plymouth, IN  46563

DIAMOND ELECTRONICS, INC SHAREHOLDER LIST - WITH CONVERSION TO ULTRAK STOCK:
PAGE 16

***************************************************************************
*                                                                         *
*  ASSUMPTIONS:  1.] 600,000 ULTRAK SHARES EXCHANGED                      *
*                                                                         *
***************************************************************************



                                                                                                                     Ultrak # of
                                                                       Diamond # of Ultrak # of     Ultrak # of      Shares
                                                          # of Shares  Shares after Shares Prelim.  Shares Prelim.   Final after
                                            Diamond       Options/     Options/     B/4 Fractional  after Fractional 10 and Less
              Shareholder Name              # of Shares   Warrants to  Warrants     Shares          Shares           Shares
           Address/City/State/Zip           @ 12/31/94    Exercise     Exercised    Eliminated      Eliminated       Cashed Out
 -----------------------------------------  -----------   -----------  ------------ --------------  ---------------- ----------
 Panasonic Audio Video                             17,245                    17,245       2,151.493            2,151       2,151
 P.O. Box 1501, Secaucus, NJ  07094

 Paul, Crey B. Jr.                                 23,382                    23,382       3,540.949            3,540       3,540
 7060 Jonesboro Rd, Morrow, GA  30260

 PC World                                               7                         7           0.873                0           0
 P.O. Box 55000, Boulder, CO  30322

 Pearl Polymatrix Inc.                             35,000                    35,000       4,366.613            4,366       4,366
 420 McCrary Rd, Molena, GA  30258

 Peters, Stella                                       173                       173          21.584               21          21
 1495 Hillbrook Dr, Lancaster, OH  43130

 Phister Equipment Co.                              1,245                     1,245         155.327              155         155
 800 Compton Rd #14, Cincinnati, OH  45231

 Pitney Bowes                                         129                       129          16.094               16          16
 P.O. Box 85390, Louisville, KY  40285

 Pittman Division                                   2,747                     2,747         342.717              342         342
 P.O. Box 8500 S-6990, Philadelphia, PA 19178

 Plant, Nancy                                         277                       277          34.559               34          34
 11545 Brookside Lane, Pickerington, OH 43147

 Polaroid Corporation                                  13                        13           1.622                1           0
 P.O. Box 93476, Chicago, IL  60673

 Principal Financial Corp.                            152                       152          18.964               18          18
 711 High St, Des Moines, IA  50309

 Priority Dispatch Inc.                                21                        21           2.620                2           0
 4665 Malsbary Rd, Cincinnati, OH  45242-5632

 Pritchard, Norman D.                              15,088                    15,088       1,882.385            1,882       1,882
 136 E. Mithoff, Columbus, OH  43206

 Priz Company                                       1,810                     1,810         225.816              225         225
 4023 Transport St, Palo Alto, CA  94303

DIAMOND ELECTRONICS, INC SHAREHOLDER LIST - WITH CONVERSION TO ULTRAK STOCK:
PAGE 17

***************************************************************************
*                                                                         *
*  ASSUMPTIONS:  1.] 600,000 ULTRAK SHARES EXCHANGED                      *
*                                                                         *
***************************************************************************



                                                                                                                     Ultrak # of
                                                                       Diamond # of Ultrak # of     Ultrak # of      Shares
                                                          # of Shares  Shares after Shares Prelim.  Shares Prelim.   Final after
                                            Diamond       Options/     Options/     B/4 Fractional  after Fractional 10 and Less
              Shareholder Name              # of Shares   Warrants to  Warrants     Shares          Shares           Shares
           Address/City/State/Zip           @ 12/31/94    Exercise     Exercised    Eliminated      Eliminated       Cashed Out
 -----------------------------------------  -----------   -----------  ------------ --------------  ---------------- ----------
 Prodco Equipment                                      85                        85          10.605               10           0
 P.O. Box 361069, Cleveland, Ohio  44136

 Quatech                                              118                       118          14.722               14          14
 662 Wolf Ledges Parkway, Akron, OH  44311

 RL Transfer Inc.                                      20                        20           2.495                2           0
 2483 SR 3 & US 22W, Wilmington, OH  45177

 Randolph Industries                                  247                       247          30.816               30          30
 6400 Corvette St, Los Angeles, CA  90040-1791

 Redel Laboratories                                    49                        49           6.113                6           0
 148 South Northwest Hwy, Barrington, IL
 60010-4672

 Reese, Carolyn                                       118                       118          14.722               14          14
 4992 Lithopolis Rd, Lancaster, OH  43130

 Rental Uniform Service                                 8                         8           0.998                0           0
 P.O. Box 631, Lancaster, OH  43130

 Richey, David                                     11,000                    11,000       1,372.364            1,372       1,372
 10 West Market St #1600, Indianapolis, IN
 46204-2970

 Rienschield, Debra                                   220                       220          27.447               27          27
 151 Lenwood Drive, Lancaster, OH  43130

 RMC International                                    323                       323          40.298               40          40
 Room 316, Balk Sang Bldg, Yeoeuido-Dong
 Seoul, Korea

 Rosner, Eli                                          240                       240          29.942               29          29
 29 Windstone Dr, San Rafael, CA  94903

 Rudolph Brothers                                      11                        11           1.372                1           0
 961 Walnut St Canal, Winchester, Oh  43110

 Ruff, Paul                                            25                        25           3.119                3           0
 125 North Ewing St, Lancaster, OH  43130

 Sealed Air Corporation                                79                        79           9.856                9           0
 2550 Commerce Blvd, Sharonville, OH  45241

 Sentrol Inc.                                          70                        70           8.733                8           0
 10831 SW Cascade Blvd, Portland, OR  97223

DIAMOND ELECTRONICS, INC SHAREHOLDER LIST - WITH CONVERSION TO ULTRAK STOCK:
PAGE 18

***************************************************************************
*                                                                         *
*  ASSUMPTIONS:  1.] 600,000 ULTRAK SHARES EXCHANGED                      *
*                                                                         *
***************************************************************************



                                                                                                                     Ultrak # of
                                                                       Diamond # of Ultrak # of     Ultrak # of      Shares
                                                          # of Shares  Shares after Shares Prelim.  Shares Prelim.   Final after
                                            Diamond       Options/     Options/     B/4 Fractional  after Fractional 10 and Less
              Shareholder Name              # of Shares   Warrants to  Warrants     Shares          Shares           Shares
           Address/City/State/Zip           @ 12/31/94    Exercise     Exercised    Eliminated      Eliminated       Cashed Out
 -----------------------------------------  -----------   -----------  ------------ --------------  ---------------- ----------
 Set Point Inc.                                       199                       199          24,827               24          24
 P.O. Box 20668, Portland, OR  97220

 Seyed Tabaian                                        460                       460          57.390               57          57
 7442 Busey Rd Canal, Winchester, OH  43110

 Sharpman, Shanman, Poret                           1,421                     1,421         177.285              177         177
 750 Lexington Ave, New York, NY  10022

 Shaws Restaurant                                      47                        47           5.864                5           0
 123 North Broad St, Lancaster, OH  43130

 Shelly, R.G.                                          18                        18           2.246                2           0
 41 Cold Water Rd, Don Mills Ontario
 Canada M3V 1YS

 Sherrick, Jon                                         48                        48           5.988                5           0
 1121 Tarkiln Rd Lot 135, Lancaster, OH 43130

 Sherwin Williams                                     325                       325          40.547               40          40
 840 West Goodale, Columbus, OH  43212

 Ship N Out                                           153                       153          19.088               19          19
 Road No. 6, Route 22, Brewster, NY  10509

 Silcott, Joyce                                       228                       228          28.445               28          28
 712 Virginia Avenue, Lancaster OH  43130

 Skytel                                                16                        16           1.996                1           0
 1600 Golf Road #840, Rolling Meadows, IL 60008

 Slaters Hardware                                      23                        23           2.869                2           0
 1141 North Memorial Dr, Lancaster, OH 43130

 Smith Electronics Inc.                               283                       283          35.307               35          35
 8200 Snowville Rd, Cleveland, OH  44141

 Solid State                                          242                       242          30.192               30          30
 875 Dearborn Dr, Worthington, OH  43085

 Spader & Assoc.                                    1,563                     1,563         195.000              195         195
 P.O. Box 29794, Birmingham, AL  35216

DIAMOND ELECTRONICS, INC SHAREHOLDER LIST - WITH CONVERSION TO ULTRAK STOCK:
PAGE 19

***************************************************************************
*                                                                         *
*  ASSUMPTIONS:  1.] 600,000 ULTRAK SHARES EXCHANGED                      *
*                                                                         *
***************************************************************************



                                                                                                                     Ultrak # of
                                                                       Diamond # of Ultrak # of     Ultrak # of      Shares
                                                          # of Shares  Shares after Shares Prelim.  Shares Prelim.   Final after
                                            Diamond       Options/     Options/     B/4 Fractional  after Fractional 10 and Less
              Shareholder Name              # of Shares   Warrants to  Warrants     Shares          Shares           Shares
           Address/City/State/Zip           @ 12/31/94    Exercise     Exercised    Eliminated      Eliminated       Cashed Out
 -----------------------------------------  -----------   -----------  ------------ --------------  ---------------- ----------
 Steele, Mr. and Mrs. Richard                      17,600                    17,600       2,195.783            2,195       2,195
 5118 Beaumont Way S Dr, Indianapolis, IN 46250

 Stellar Systems                                       35                        35           4.367                4           0
 3511 Leonard Court, Santa Clara, CA  95054

 Stephenson, Donald                                   646                       646          80.595               80          80
 1302 East Fair Ave, Lancaster, OH  43130

 Stokes Vacuum                                         49                        49           6.113                6           0
 P.O. Box 8500 S-6535, Philadelphia, PA 19178

 Storm Products                                        39                        39           4.866                4           0
 116 Shore Drive, Hinesdale, IL  60521

 Storts, Rose                                         102                       102          12.726               12          12
 151 East Broadway, Apt. A, New Lexington,
 OH  43764

 Stotts-Friedman Co. Inc.                               9                         9           1.123                1           0
 2600 East River Rd, Dayton, OH  45439

 Summit Industries, Inc.                               22                        22           2.745                2           0
 4545 Gateway Circle, Dayton, OH  43130

 Swartz, Sally                                        301                       301          37.553               37          37
 1270-F Sheridan Drive, Lancaster, OH 43130

 Switching System                                     378                       378          47.159               47          47
 500 Porter Way, Placentia, CA  92670

 S.L. Corporation                                   2,612                     2,612         325.874              325         325
 240 Tamal Vista Blvd, Corte Madera, CA 94925

 S.W. Anderson Co.                                     11                        11           1.372                1           0
 P.O. Box 460, Downers Grove, IL  60515

 TTI                                                   14                        14           1.747                1           0
 4700 Rockside Rd #500, Independence, OH 44131

 Taylor Chevrolet Leasing                             105                       105          13.100               13          13
 P.O. Box 10, Lancaster, OH  43130

 Tech Fab International                             1,106                     1,106         137.985              137         137
 51 Eros Apt. 56 Nehry Place, New Delhi,
 India 110 019

DIAMOND ELECTRONICS, INC SHAREHOLDER LIST - WITH CONVERSION TO ULTRAK STOCK:
PAGE 20

***************************************************************************
*                                                                         *
*  ASSUMPTIONS:  1.] 600,000 ULTRAK SHARES EXCHANGED                      *
*                                                                         *
***************************************************************************



                                                                                                                     Ultrak # of
                                                                       Diamond # of Ultrak # of     Ultrak # of      Shares
                                                          # of Shares  Shares after Shares Prelim.  Shares Prelim.   Final after
                                            Diamond       Options/     Options/     B/4 Fractional  after Fractional 10 and Less
              Shareholder Name              # of Shares   Warrants to  Warrants     Shares          Shares           Shares
           Address/City/State/Zip           @ 12/31/94    Exercise     Exercised    Eliminated      Eliminated       Cashed Out
 -----------------------------------------  -----------   -----------  ------------ --------------  ---------------- ----------
 Teletronix Systems                                 2,123                     2,123         264.866              264         264
 P.O. Box 2340, San Rafael, CA  94912

 Television Broadcast                                  92                        92          11.478               11          11
 2 Park Avenue, New York, NY  10016

 Texas Microsystems Inc.                            2,993                     2,993         373.408              373         373
 P.O. Box 201681, Houston, TX  77216

 Texwipe Company                                       28                        28           3.493                3           0
 650 East Crescent Ave, Upper Saddle, NJ 07458

 Thal-More Associates                                  84                        84          10.480               10           0
 P.O. Box 489, Dayton, OH  45449

 Therm-O-Disc                                         171                       171          21.334               21          21
 1320 South Main St, Mansfield, OH  44907

 Thomas Publishing Co.                                 75                        75           9.357                9           0
 One Penn Plaza, New York, NY  10119

 Thomas, Kerr & Kayden                                350                       350          43.666               43          43
 100 Galleria Pkwy NW #590, Atlanta, GA 30339

 Thompson Electric Supplies                           575                       575          71.737               71          71
 2050 Fairwood Ave, Columbus, OH  43215

 Thorn Automated Systems                              914                       914         114.031              114         114
 835 Sharon Drive, Westlake, OH  44145

 Thorn, Jeffrey                                       239                       239          29.818               29          29
 400 Oak St, Bremen, OH  43107

 Thyssen Plastic Products Div.                        370                       370          46.161               46          46
 830 Pickens Industrial DR NE, Marietta, GA
 30062-3103

 Tiffen Manufacturing                                 313                       313          39.050               39          39
 90 Osner Ave, Hauppauge, NY  11788

 Tompkins, Richard M.                             275,124       30,000      305,124      38,067.387           38,067      38,067
 6171 Zachary Woods Ln, Columbus, OH  43232

DIAMOND ELECTRONICS, INC SHAREHOLDER LIST - WITH CONVERSION TO ULTRAK STOCK:
PAGE 21

***************************************************************************
*                                                                         *
*  ASSUMPTIONS:  1.] 600,000 ULTRAK SHARES EXCHANGED                      *
*                                                                         *
***************************************************************************



                                                                                                                     Ultrak # of
                                                                       Diamond # of Ultrak # of     Ultrak # of      Shares
                                                          # of Shares  Shares after Shares Prelim.  Shares Prelim.   Final after
                                            Diamond       Options/     Options/     B/4 Fractional  after Fractional 10 and Less
              Shareholder Name              # of Shares   Warrants to  Warrants     Shares          Shares           Shares
           Address/City/State/Zip           @ 12/31/94    Exercise     Exercised    Eliminated      Eliminated       Cashed Out
 -----------------------------------------  -----------   -----------  ------------ --------------  ---------------- ----------
 Trans World Airlines Inc.                          9,892                     9,892       1,234.130            1,234       1,234
 Dept CH 10508, North Suburban, IL  60155

 Transcat                                             304                       304          37.927               37          37
 P.O. Box 73078, Rochester, NY  14673-3078

 Tri-Angle Security Inc.                            1,987                     1,987         247.899              247         247
 379 West Second St, Logan, OH  43138

 TN Cook Inc. Div. of COW Industries                2,266                     2,266         282.707              282         282
 1875 Progress Ave, Columbus, OH  43207-1767

 U-Line                                                26                        26           3.244                3           0
 P.O. Box 460, Lake Bluff, IL  60044

 Ultrak Inc.                                          392                       392          48.906               48          48
 2400 Industrial Ln #2000A, Broomfield, CO
 80020-1689

 United Parcel Service                              1,788                     1,788         223.972              223         223
 P.O. Box 1030, Columbus, OH  43216

 Universal Processing                                   1                         1           0.125                0           0
 707 Hadley Dr, Columbus, OH  43228

 Vickroy, Janis                                       134                       134          16.718               16          16
 4535 Delmont Rd, Lancaster, OH  43130

 Victroeen Inc.                                       131                       131          16.344               16          16
 6000 Cochran Rd, Cleveland, OH  44139

 Vulcan Binder                                        539                       539          67.246               67          67
 P.O. Box 29, Vincent, AL  35178

 WMI                                                   26                        26           3.244                3           0
 3800 Columbus-Lanc Rd, Lancaster, OH 43130

 Whittaker Security, Inc.                              24                        24           2.994                2           0
 4501 Lantern Place, Alexandria, VA  22306

 Wholesale Supply                                      71                        71           8.858                8           0
 P.O. Box 23437, Nashville, TN  37202

 William Stamp Co. Inc.                             1,189                     1,189         148.340              148         148
 6493 Riding Rd, Syracuse, NY  13206

DIAMOND ELECTRONICS, INC SHAREHOLDER LIST - WITH CONVERSION TO ULTRAK STOCK:
PAGE 22

***************************************************************************
*                                                                         *
*  ASSUMPTIONS:  1.] 600,000 ULTRAK SHARES EXCHANGED                      *
*                                                                         *
***************************************************************************



                                                                                                                     Ultrak # of
                                                                       Diamond # of Ultrak # of     Ultrak # of      Shares
                                                          # of Shares  Shares after Shares Prelim.  Shares Prelim.   Final after
                                            Diamond       Options/     Options/     B/4 Fractional  after Fractional 10 and Less
              Shareholder Name              # of Shares   Warrants to  Warrants     Shares          Shares           Shares
           Address/City/State/Zip           @ 12/31/94    Exercise     Exercised    Eliminated      Eliminated       Cashed Out
 -----------------------------------------  -----------   -----------  ------------ --------------  ---------------- ----------
 Wilson, James                                        125                       125          15.595               15          15
 15038 Monmouth St, Lancaster, OH  43130

 Winchester Electronic Sales                          123                       123          15.346               15          15
 5304 Winters Chapel Rd, Atlanta, GA  30360

 Wolfe, Perry                                       1,354                     1,354         168.926              168         168
 2017 Carey Rd NE, Junction City, OH  43748

 Woltz, April                                         127                       127          15.845               15          15
 3721 B West End Ave, Nashville, TN  37201

 Woods, Ashley N.                                  19,250                    19,250       2,401.637            2,401       2,401
 3721 B West End Ave, Nashville, TN  37201

 Woods, Frank A.                                    9,500                     9,500       1,185.224            1,185       1,185
 631 2nd Ave, Nashville, TN  37210

 Woods, Grayson N.                                 19,250                    19,250       2,401.637            2,401       2,401
 3721 B West End Ave, Nashville, TN  37201

 Woods, Jayne Ann                                   5,500                     5,500         686.182              686         686
 3721 B West End Ave, Nashville, TN  37201

 Wright, Dr. and Mrs. Gary                         13,200                    13,200       1,646.837            1,646       1,646
 6178 N. County Line Rd 550E, Pittsboro,
 IN 46167

 Wygum J. Medill                                       64                        64           7.895                7           0
 1311 County Line Rd NE, Bremen, OH  43107-9758

 W.C. Sims Co. Inc.                                   317                       317          39.549               39          39
 P.O. Box 4, Springfield, OH  45501

 Xerox Corporation                                  1,295                     1,295         161.565              161         161
 10490 Vista Park Rd, Dallas, TX  75238

 Yates, Chester                                       357                       357          44.539               44          44
 RR #8, Lancaster, OH  43130

 Ziehlke, Jerome                                      681                       681          34.962               84          84
 606 Sandy Creek Dr, Van Vleck, TX  77482

 Zielinski, Jerome                                 18,295                    18,295       2,282.491            2,282       2,282
 152 Brookhill Lane, Circleville, OH  43113

DIAMOND ELECTRONICS, INC SHAREHOLDER LIST - WITH CONVERSION TO ULTRAK STOCK:
PAGE 23

***************************************************************************
*                                                                         *
*  ASSUMPTIONS:  1.] 600,000 ULTRAK SHARES EXCHANGED                      *
*                                                                         *
***************************************************************************



                                                                                                                     Ultrak # of
                                                                       Diamond # of Ultrak # of     Ultrak # of      Shares
                                                          # of Shares  Shares after Shares Prelim.  Shares Prelim.   Final after
                                            Diamond       Options/     Options/     B/4 Fractional  after Fractional 10 and Less
              Shareholder Name              # of Shares   Warrants to  Warrants     Shares          Shares           Shares
           Address/City/State/Zip           @ 12/31/94    Exercise     Exercised    Eliminated      Eliminated       Cashed Out
 -----------------------------------------  -----------   -----------  ------------ --------------  ---------------- ----------
 Subtotal before options + warrants             4,706,326      102,893    4,809,219     600,000.001          599,833     599,339

 Options - R Tompkins                              30,000                                    99.89%
 Warrants Issued - Rights offering                 97,786
 Warrants called or expired                       (24,893)
                                                 --------
 Subtotal after options + warrants              4,809,219

 Number of Ultrak Shares to Issue                 600,000

 Conversion Factor                               8.015365

                                 SCHEDULE 2.08

TAXES:

Diamond's 1994 corporate income and/or franchise tax returns for Ohio, Texas, and West Virginia are due for filing in May 1995.

Diamond's corporate federal income tax return for 1994 was not filed on March 15, 1995, but an extension was filed on that date.

Diamond's corporate income tax returns for 1994 for the states of Pennsylvania, Maryland, and the city of Lancaster, Ohio were not filed on March 15, 1995, but extensions were filed on that date.

As of January 1, 1995, Diamond had available deferred tax assets totaling $316,090 and available unused operating loss carry-fowards of $0.

                                 SCHEDULE 2.09

                     LIABILITIES AND OBLIGATIONS OF DIAMOND

None.

                                 SCHEDULE 2.10


EMPLOYEE BENEFIT PLANS AND ARRANGEMENTS; ERISA:

Diamond sponsors a 401(k) salary savings plan covering all employees meeting certain eligibility requirements. Under the plan, Diamond is required to contribute amounts equal to 10% of the employee's first 4% of voluntary contributions. Diamond's contributions to the plan were $8,429 and $7,481 during 1994 and 1993, respectively.

Diamond has a stock option plan, under which certain employees have been granted options to purchase shares of the company's common stock at a price equal to the market price of the stock at the date of the grant. As of January 1, 1995, 30,000 such options were outstanding and exercisable.

                                 SCHEDULE 2.11

ABSENCE OF CERTAIN CHANGES:

         1. Diamond has made the following capital expenditure commitments in excess of $10,000 during the period January 1, 1995 through March 31, 1995.

                 - Electromagnetic emission testing system for $16,671.
                 - SmartScan pro demo system for $23,328.

                 Total capital expenditure commitments for the period of January 1, 1995 through March 31, 1995 were $72,874.

         2. Diamond previously formed a subsidiary associated with the acquisition of part of Alpha Electronics, Inc. In late 1994, Alpha CCTV, Inc. terminated its lease of its San Antonio office facility. This subsidiary, Alpha CCTV, Inc. was inactive as of March 31, 1995.

         3.      Diamond's primary banking relationship is with Society Bank.

         4. Certain foreign filings on Diamond's patents were permitted to lapse during 1991 and 1992 due to a lack of funds to file and maintain such foreign filings.

         5. Executive management bonuses totaling $54,000 were paid during March, 1995 which represent amounts authorized and accrued. $4,500 was paid to an affiliate, Biddinger Investment Capital Corporation, during the first quarter of 1995 for headquarter expenses. $6,435 was paid to an affiliate, Merchants Travel, Inc., during the first quarter of 1995 for travel expenses. Travel advances to various Diamond employees were made during the first quarter of 1995 in the ordinary course of business. Outside directors fees totaling $27,000 were made during March, 1995 to individuals who were also stockholders. During March, 1995, Diamond's Board of Directors authorized a special bonus of $16,800 to executive management, contingent upon the culmination of the proposed Diamond-Ultrak merger.

         6. Diamond Patent #1,189,956, "Dark Current Compensating Lens Control," was allowed to lapse in 1994 as the patent was not in current use and was determined by management to be of little or no value to Diamond.

                                 SCHEDULE 2.14

PATENTS, TRADEMARKS, COPYRIGHTS, ETC.:

Diamond abandoned its opportunity to make foreign filings on Diamond patents in 1991 and 1992 during the pendency of Diamond's bankruptcy. Diamond Patent #1,189,956, "Dark Current Compensating Lease Control," was allowed to lapse in 1994 as the patent was not in current use and was determined by management to be of little or no value to Diamond.

Diamond has discontinued the use of two trademarks. Diamond's "GOLD DOME" trademark was contested by a Buffalo, New York bank in November of 1991. On advice of Diamond's counsel, the company discontinued use of the GOLD DOME trademark.

Diamond applied for a trademark for "Diamond Vision" which was challenged by Mitsubishi. Diamond's management determined it was in the best interest of the company to abandon the application for the trademark.

Diamond's "SmartScan" trademark is also being used by the Peabody Engineering Corporation in association with one of their flame scanner products. Peabody Engineering Corporation's counsel has sent the Corporation a copy of its trademark registration and informed Diamond that it was infringing the Peabody trademark. The Peabody Engineering Corporation trademark registration is dated ten months earlier than Diamond's and Peabody Engineering Corporation's first use of the trademark precedes Diamond's by approximately two months. Diamond has continued to use the trademark because the company's products do not compete.

                                SCHEDULE 2.16(c)

                            DISCRIMINATION CHARGES

LABOR RELATIONS:

On January 17, 1995, Diamond received notice from the Ohio Civil Rights Commission that the company was being accused of unlawful discriminatory practices under Section 4112 of the Ohio Revised Code. Diamond was asked to provide its response by no later than February 3, 1995.

On January 25, 1995, Diamond's counsel reviewed the charge and the Corporation's documentation supporting its decision to release the employee due to excessive absenteeism.

Diamond counsel then prepared a position statement for the Corporation. It was counsel's opinion that Diamond had sufficient cause to release the employee due to excessive absenteeism. The position statement was delivered to the Ohio Civil Rights Commission on February 3, 1995.

As of April 6, 1995, Diamond has not received a response from the Ohio Civil Rights Commission regarding its allegations of discriminatory practices under
Section 4112 of the Ohio Revised Code.

                                 SCHEDULE 2.17

LITIGATION AND CLAIMS:

Diamond has been notified by The Travelers, the company's group insurance carrier prior to November, 1991, of their claim against Diamond for non-payment of premiums of $20,109. The company denies liability for this claim as it is a pre-petition Chapter 11 debt.

The Travelers has hired counsel who is currently negotiating with Diamond on The Travelers behalf to resolve the dispute. No provision for any settlement has been reflected in Diamond's financial statements.

On July 30, 1991, Diamond filed a petition for relief under Chapter 11 of the Federal Bankruptcy Laws in the United States Bankruptcy Court for the Southern District of Ohio -- Eastern Division. On December 15, 1992, the Bankruptcy Court confirmed the company's plan of reorganization.

                                 SCHEDULE 2.20

Since January 1, 1995, Diamond has paid 5 cents per share as a call premium to warrant holders pursuant to the call of outstanding warrants. Information regarding any capital stock distributions, payments, and dividends declared, paid or distributed by Diamond during its 1994 fiscal year is disclosed in the Diamond Financial Statements.

                                 SCHEDULE 2.21

                            DIAMOND CORPORATE NAME

CORPORATE NAME:

Diamond has authorized the use of the name "Diamond Electric Co." to a firm in Cleveland doing business in a non-related industry. A Consent for Use of Similar Name was executed December 9, 1993 between Diamond and the other company and is attached.

                                 SCHEDULE 2.23

CONDITION OF FIXED ASSETS:

Major assets of Diamond that require repair:

         1. Pump house roof: Several attempts to patch the roof have failed.

         2. Roof-top air conditioners: The following air conditioner units require inspection and repair as follows:

                 (1)  - OK (Accounting)
                 (2)  - OK (Executive)
                 (3)  - OK (Marketing)
                 (4)  - OK
                 (5)  - OK
                 (6)  - OK
                 (7)  - OK
                 (8)  - OK
                 (9)  - Not operating
                 (10) - Not operating
                 (11) - Needs inspection
                 (12) - Needs inspection (Nelson)
                 (13) - Needs inspection (Stock)
                 (14) - Not operating (Dock)
                 (15) - Needs inspection for leak
                 (16) - Needs freon
                 (17) - Needs compressors (Dome)
                 (18) - OK
                 (19) - OK

         3.      Main power switch: Requires either total replacement or repair.

         4.      Gutters and downspouts: Needs selective replacing.

         5.      Parking lot: Should be patched and sealed.

         6.      Water tank: Needs painting due to rust in areas.

         7. Fire hydrant in front of building: Needs repaired. Water flows up from base when water is turned on.

                                 SCHEDULE 3.02

SHARES OWNED OF RECORD AND BENEFICIALLY BY SIGNING SHAREHOLDERS:

           Richard M. Tompkins                 305,124
           John W. Biddinger                   380,366
           Robert N. Davies                    367,475
           H. Charles Koehler                  634,801
           William Muirhead, III               653,120
           Margaret Biddinger                  637,637

                                 Schedule 4.08

                         CAPITAL EXPENDITURES OF ULTRAK


         Ultrak's capital expenditures since December 31, 1994 exceed $150,000.00 (Ultrak's capital expenditures since December 31, 1994 amounted to $200,967 through March 31, 1995).

                                                                         ANNEX B

                       OHIO REVISED CODE Section 1.701.85

Dissenting shareholder's demand for fair cash value of shares.

         (A)(1) A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals described in Sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.

         (2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which he seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal. Not later than ten days after the date on which the vote on the proposal was taken at the meeting of the shareholders, the dissenting shareholder shall deliver to the corporation a written demand for payment to him of the fair cash value of the shares as to which he seeks relief, which demand shall state his address, the number and class of such shares, and the amount claimed by him as the fair cash value of the shares.

         (3)    The dissenting shareholder entitled to relief under division
(C) of Section 1701.84 of the Revised Code in the case of a merger pursuant to
Section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (E) of Section 1701.84 of the Revised Code in the case of a merger pursuant to Section 1701.801 [1701.80.1] of the Revised Code shall be a record holder of the shares of the corporation as to which he seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within twenty days after he has been sent the notice provided in Section 1701.80 or 1701.801 [1701.80.1] of the Revised Code, the dissenting shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (A)(2) of this section.

         (4) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new entity whether served before, on, or after the effective date of the merger or consolidation.

         (5) If the corporation sends to the dissenting shareholder, at the address specified in his demand, a request for the certificates representing the shares as to which he seeks relief, the dissenting shareholder, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested so that the corporation may forthwith endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly shall return such endorsed certificates to the dissenting shareholder. A dissenting shareholder's failure to deliver such certificates terminates his rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to the dissenting shareholder within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of such shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only such rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. A request under this paragraph by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

         (B) Unless the corporation and the dissenting shareholder have come to an agreement on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the corporation, which in case of a merger or consolidation may be the surviving or new entity, within three months of the service of the demand by the dissenting shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the shares is located, or was located at the time when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within that three-month period, may join as plaintiffs, or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to such a complaint is required. Upon the filing of such a complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from such evidence as is submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the dissenting shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have such power and authority as is specified in the order of their appointment. The court thereupon shall make a finding as to the fair cash value of a share, and shall render judgment against the corporation for payment of it, with interest at such rate and from such dated as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The proceeding is a special proceeding, and final orders in it may be vacated, modified, or reversed on appeal pursuant to the rules of appellate procedure and, to the extent not in conflict with those rules, Chapter 2505 of the Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division (D) of this section is applicable, the fair cash value of the shares that is agreed upon by the parties or fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to such payment. In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which the payment is made.

         (C) If the proposal was required to be submitted to the shareholders of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to the day on which the vote by the shareholders was taken and, in the case of a merger pursuant to Section 1701.80 or 1701.801 [1701.80.1] of the Revised Code, fair cash value as to the shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller who is under no compulsion to sell, would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event shall the fair cash value of a share exceed the amount specified in the demand of the particular shareholder. In computing such fair cash value, any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders shall be excluded.

         (D)(1) The right and obligation of a dissenting shareholder to receive such fair cash value and to sell such shares as to which he seeks relief, and the right and obligation of the corporation to purchase such shares and to pay the fair cash value of them terminates if any of the following applies:

                (a) The shareholder has not complied with this section, unless the corporation by its directors waives such failure;

                (b) The corporation abandons the action involved, or is finally enjoined or prevented from carrying out, or the shareholders rescind their adoption of the action involved;

                (c) The dissenting shareholder withdraws his demand, with the consent of the corporation by its directors;

                (d) The corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation has filed or joined in a complaint under division (B) of this section within the period provided in that Division.

         (2) For purposes of division (D)(1) of this section, if the merger or consolidation has become effective and the surviving or new entity is not a corporation, action required to be taken by the directors of the corporation shall be taken by the general partners of a surviving or new partnership or the comparable representatives of any other surviving or new entity.

         (E) From the time of the dissenting shareholders giving of the demand until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting or dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated other than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.

History: 133 v Section 158 (Eff 7-17-70); 135 v Section 158 (Eff 9-30-74); 140
v H 250 (Eff 7-30-84); 140 v Section 283 (Eff 9-20-84); 141 v H 902 (Eff
11-22-86); 141 v H 412 (Eff 3-17-87); 141 v H 428 (Eff 12-23-86); 142 v H 708
(eff 4-19-68); 145 v S 74. Eff 7-1-94.

         Analogous to former RC Section 1701.85 (126 v; 412; 130 v Section 121), repealed 133 v Section 158, eff 7-17-70.

         Analogous to former RC Section 1701.85 (126 v 432; 130 v Section 121), repealed 133 v Section 158, eff 7-17-70.

NOTES:

                            1986 COMMITTEE COMMENT

         Division (A)(3) and Division (C) are amended to include shareholders entitled to dissenters' rights under new Sec. 1701.84(E) in connection with margers under new Sec. 1701.801.

                            1970 COMMITTEE REPORT

         Finally, the committee proposes a rather extensively amended section 1701.85, revising the procedures for perfecting the rights of dissenting shareholders. The time limitations for perfecting the rights have been altered somewhat (compare old (A)(1) and (2) with new (A)(2) and (3)); the requirement in division (3) that the court appoint three appraisers has been optional; the present provision (division (B)) requiring that in certain circumstances the corporation is bound to pay the amount demanded by the dissenting shareholder has been omitted; and the procedure to be followed when no agreement has been reached and neither party has filed suit has been changed (new (D)(4)). The definition of fair cash value has not been basically changed.